UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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CNX GAS CORPORATION

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CNX Gas Corporation

CNX Center

1000 CONSOL Energy Drive

Canonsburg, Pennsylvania 15317

Telephone (724) 485-4000

Annual Meeting of Stockholders

to be held on May 4, 2010

Dear Stockholder:

You are cordially invited to attend CNX Gas Corporation’s 2010 Annual Meeting of Stockholders on May 4, 2010, at 11:00 a.m., Eastern Time, at the Hyatt Regency Pittsburgh International Airport, Earhart Room, 1111 Airport Boulevard, Pittsburgh, Pennsylvania 15231.

The enclosed Notice of Annual Meeting and Proxy Statement describe the various matters to be acted upon during the meeting. In addition, there will be an opportunity for you to ask questions of CNX Gas’ management.

You may vote your shares by completing and returning the enclosed proxy card. The proxy card describes your voting options in more detail. If you need assistance, please contact the Investor Relations department of CNX Gas Corporation at (724) 485-4000. Our Annual Report to Stockholders for the fiscal year ended December 31, 2009 also accompanies the Proxy Statement.

We appreciate your ownership of CNX Gas common stock, and we look forward to your participation in the Annual Meeting.

Sincerely,

J. Brett Harvey
Chairman of the Board of Directors

March 30, 2010

CNX Gas Corporation

CNX Center

1000 CONSOL Energy Drive

Canonsburg, Pennsylvania 15317

Telephone (724) 485-4000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 4, 2010

Notice is hereby given that the Annual Meeting of Stockholders of CNX Gas Corporation will be held on Tuesday, May 4, 2010, at 11:00 a.m., Eastern Time, at the Hyatt Regency Pittsburgh International Airport, Earhart Room, 1111 Airport Boulevard, Pittsburgh, Pennsylvania 15231 for the following purposes:

1.	To elect four (4) directors to hold office in accordance with the Bylaws of CNX Gas Corporation;

2.	To ratify the anticipated appointment of Ernst & Young LLP, an independent registered public accounting firm, as the independent auditor of CNX Gas Corporation for the fiscal year ending December 31, 2010; and

3.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

By resolution of the Board of Directors we have fixed the close of business on March 11, 2010, as the record date for determining the stockholders of CNX Gas Corporation entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof.

Whether or not you plan to attend the Annual Meeting, you can ensure that your shares are represented at the meeting by promptly voting and submitting your proxy by telephone or by internet (as described in the enclosed instructions, if applicable), or by completing and returning the enclosed proxy card or voting instruction card, which requires no additional postage if mailed in the United States. Your prompt response will be helpful and your cooperation is appreciated. If you attend the meeting, you may withdraw your proxy and vote in person, if you so choose.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 4, 2010:

The Proxy Statement, Annual Report on Form 10-K and related materials are available at http://materials.proxyvote.com/12618H.

Sincerely,

P. Jerome Richey Executive Vice President – Corporate Affairs, Chief Legal Officer, and Corporate Secretary

March 30, 2010

PROXY STATEMENT

March 30, 2010

The enclosed proxy is being solicited by the Board of Directors (the “Board”) of CNX Gas Corporation (“CNX Gas” or the “Company”) to be voted at the Annual Meeting of Stockholders to be held on Tuesday, May 4, 2010, at 11:00 a.m., Eastern Time, at the Hyatt Regency Pittsburgh International Airport, Earhart Room, 1111 Airport Boulevard, Pittsburgh, Pennsylvania 15231 (the “Annual Meeting”).

This proxy statement, together with CNX Gas’ Annual Report to Stockholders, are being mailed on or about March 30, 2010 to holders of record of CNX Gas common stock as of March 11, 2010.

The specific proposals to be considered and voted upon at the Annual Meeting are summarized in the Notice of Annual Meeting of Stockholders. Each proposal is described in more detail in this proxy statement.

Voting and Revocation of Proxies

The persons named as proxies on the accompanying proxy card have informed CNX Gas of their intention, if no contrary instructions are given, to vote the shares represented by such proxies:

•	in favor of the election as directors of CNX Gas of those persons nominated in this proxy statement to hold office in accordance with the Bylaws of CNX Gas;

•

in favor of the ratification of the anticipated appointment of Ernst & Young LLP (“Ernst & Young”), an independent registered public accounting firm, as the independent auditor of CNX Gas for the fiscal year ending December 31, 2010; and

•	in accordance with their judgment on any other matters which may properly come before the Annual Meeting.

The Board does not know of any business to be brought before the Annual Meeting other than as indicated in the Notice of Annual Meeting of Stockholders.

Record Date and Vote Required for Approval.    The record date with respect to the Annual Meeting is March 11, 2010. All holders of record of CNX Gas common stock as of the close of business on March 11, 2010 are entitled to vote at the Annual Meeting and any adjournment thereof. As of March 11, 2010, CNX Gas had 150,987,168 shares of common stock outstanding. Each share of common stock is entitled to one vote. Stockholders do not have cumulative voting rights. The holders of a majority of the outstanding shares of CNX Gas’ common stock entitled to vote in the election of directors, represented in person or by proxy, shall constitute a quorum at the Annual Meeting. Assuming that a quorum is present, the affirmative vote of a plurality of the votes cast is required for the election of directors at the Annual Meeting. Except as otherwise provided by law, CNX Gas’ Certificate of Incorporation or Bylaws, on all other matters, including the ratification of the anticipated appointment of Ernst & Young as our independent auditor, the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the meeting and voting on the matter is required for approval.

If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. Brokers that have not received voting instructions from their clients cannot vote on their clients’ behalf on “non-routine” matters, such as the election of directors, although they may vote their clients’ shares on the ratification of the anticipated appointment of Ernst & Young as our independent auditor. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered voting on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the meeting, assuming that a quorum is obtained. Abstentions have the same effect as votes against the matter. Proxies received but marked as abstentions and broker non-votes will be counted for quorum purposes.

The proxy card also serves as the voting instruction for the trustees who hold CNX Gas shares of record for participants in the CONSOL Energy Inc. Investment Plan for Salaried Employees. If voting instructions representing shares in this plan are not received, those shares will not be voted.

Revocation of Proxy.    A proxy may be revoked by a stockholder at any time prior to it being voted by:

•	signing and submitting a later-dated proxy card;

•	voting in person at the meeting; or

•	notifying the CNX Gas Corporate Secretary in writing of the revocation.

Attendance at the Meeting.    Attendance at the meeting alone will not effectively revoke a previously executed and delivered proxy. If a proxy is properly executed and is not revoked by the stockholder, the shares it represents will be voted at the meeting in accordance with the instructions from the stockholder. If the proxy card is signed and returned without specifying choices, the shares will be voted in accordance with the recommendations of the Board, and in accordance with this judgment on any other matters that may properly come before the Annual Meeting.

Proxy Solicitation.    All costs relating to the solicitation of proxies will be borne by CNX Gas. Georgeson Inc. has been retained by CNX Gas to aid in the solicitation of proxies, at an estimated cost of $6,000 plus reimbursement of out-of-pocket expenses. Proxies may also be solicited by officers, directors and employees personally, by mail, or by telephone, facsimile transmission or other electronic means. On request, CNX Gas will pay brokers and other persons holding shares of stock in their names or in those of their nominees for their reasonable expenses in sending soliciting material to, and seeking instructions from, their principals.

Secrecy in Voting.    As a matter of policy, proxies, ballots and voting tabulations that identify individual stockholders are held confidential by CNX Gas. Such documents are available for examination only by the inspectors of election and certain employees of CNX Gas and the Company’s transfer agent, who assist in the tabulation of the vote. The identity of the vote of any stockholder is not disclosed except as may be necessary to meet applicable legal requirements.

CNX Gas will provide to any stockholder, without charge and upon the written request of the stockholder, a copy (without exhibits, unless otherwise requested) of CNX Gas’ Annual Report on Form 10-K as filed with the United States Securities and Exchange Commission (the “SEC”) for CNX Gas’ fiscal year ended December 31, 2009. Any such request should be directed to CNX Gas Corporation, Legal Department, CNX Center, 1000 CONSOL Energy Drive, Canonsburg, Pennsylvania 15317. Neither the Annual Report on Form 10-K nor the Annual Report to Stockholders is part of the proxy solicitation materials.

GENERAL INFORMATION

The Board of Directors and its Committees

The Board of Directors.    The business and affairs of CNX Gas are managed under the direction of our Board. Our Board currently has four (4) members: Philip W. Baxter, Raj K. Gupta, J. Brett Harvey (Chairman), and John R. Pipski. Each director holds office until the next annual election of directors at the Annual Meeting and until the election and qualification of the director’s successor.

CNX Gas does not have a formal policy regarding directors’ attendance at the Annual Meeting; however, all directors are encouraged to attend. During the fiscal year ended December 31, 2009, there were four (4) members of our Board, and all four directors were present at the 2009 annual meeting.

Management Reorganization.    As previously announced, effective January 16, 2009, CONSOL Energy Inc. (“CONSOL Energy”), which owns approximately 83.3% of CNX Gas’ outstanding common stock, and CNX Gas made certain changes to the managerial structure of both companies (the “Management Reorganization”). The purpose of the Management Reorganization was to improve performance and profitability of both CONSOL Energy and CNX Gas, as well as to increase efficiency and reduce costs across all business areas by creating a more unified organizational structure that would have functional, operational, and financial responsibility for all coal, gas, and related assets, while still recognizing the status of CNX Gas as a separate public company with stockholders in addition to CONSOL Energy. The changes effected by this Management Reorganization are as follows:

•	J. Brett Harvey, President and Chief Executive Officer of CONSOL Energy, was appointed to the additional position of Chairman and Chief Executive Officer of CNX Gas.

•

Nicholas J. DeIuliis, President and Chief Executive Officer of the Company, was appointed Executive Vice President and Chief Operating Officer of CONSOL Energy. He also serves as President and Chief Operating Officer of CNX Gas.

•	Robert F. Pusateri was appointed Executive Vice President—Energy Sales and Transportation Services of both CONSOL Energy and CNX Gas.

•	William J. Lyons, Executive Vice President and Chief Financial Officer of CONSOL Energy and Chief Financial Officer of CNX Gas, became an Executive Vice President of CNX Gas.

•

P. Jerome Richey, Senior Vice President and General Counsel of CONSOL Energy, was appointed Executive Vice President—Corporate Affairs and Chief Legal Officer of CONSOL Energy and CNX Gas and also serves as Corporate Secretary for each company.

•	Robert P. King was appointed Executive Vice President—Business Advancement and Support Services of CONSOL Energy and CNX Gas.

Effective January 16, 2009, these persons became executive officers of CNX Gas.

In connection with the Management Reorganization, on January 16, 2009, three of the then current directors—Nicholas J. DeIuliis, William J. Lyons, and Joseph T. Williams resigned from the CNX Gas Board and the CNX Gas Board was reduced from eight (8) members to five (5) members. Mr. Altmeyer resigned from the CNX Gas Board effective April 28, 2009, reducing the CNX Gas Board to the four (4) members listed above. Also effective January 16, 2009, and in connection with the Management Reorganization, CNX Gas dissolved its compensation, finance and nominating and corporate governance committees, relying on the “controlled company” exemption under the New York Stock Exchange listing standards. The CNX Gas Bylaws were amended to reflect these changes.

Board Leadership Structure.    As discussed above, Mr. Harvey serves as both the Chief Executive Officer and Chairman of the Company. He is also CONSOL Energy’s chief executive officer, our largest stockholder who holds 83.3% of our outstanding stock as of the record date. We believe that by combining these roles in one individual, who is both our chief executive officer and a representative of our largest stockholder, we are able to centralize board leadership in one person who represents our stockholders’ interests.

In addition, our Corporate Governance Guidelines provide that the directors may meet in executive session at any time to consider issues that they deem important to address without management present and that at least once a year, only the independent directors of the Board will meet in executive session.

Director Independence.    The current listing standards of the New York Stock Exchange (“NYSE”) require our Board to affirmatively determine the independence of each director and to disclose such determination in the proxy statement for each Annual Meeting of Stockholders of CNX Gas. The Board, at its meetings held on February 16, 2010, affirmatively determined that each of Philip W. Baxter, Raj K. Gupta and John R. Pipski is an “independent director” with respect to CNX Gas under the independence standards of the CNX Gas Corporation Corporate Governance Guidelines described below and the corporate governance rules of the NYSE codified in Section 303A of the NYSE Listed Company Manual. In addition, with respect to those directors serving on our Board prior to the Management Reorganization, our Board affirmatively determined at its meeting held on February 17, 2009, that each of James E. Altmeyer, Sr., who served on our Board until his resignation in April 2009, Philip W. Baxter, who continues to serve on our Board, Raj K. Gupta, who continues to serve on our Board, John R. Pipski, who continues to serve on our Board, and Joseph T. Williams, who resigned from our Board in connection with the Management Reorganization, were an “independent director” with respect to CNX Gas under the same standards described above. In addition, each member of the Audit Committee meets the heightened independence standards required for audit committee members under NYSE listing standards.

The Board established the following standards for determining director independence in our Corporate Governance Guidelines:

No director will be independent unless the Board affirmatively determines that the director has no material relationship with the Company (either directly or as a partner, stockholder, or officer of an organization that has a relationship with the Company). The Board will make this determination at least annually. In making this determination, the Board shall consider all relevant factors, including any transactions required to be disclosed under Item 404 of Regulation S-K of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Consistent with NYSE Listing Standards, the Board has established the following standards for determining director independence:

(i) Per Se Exclusions. A director will not be deemed independent if, (A) the director is, or has been within the last three years, an employee of the Company, or an immediate family member is, or has been within the last three years, an executive officer, of the Company; (B) the director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from the Company (other than director and committee fees and pension or other forms of deferred compensation for prior service, provided such compensation is not contingent in any way on continued service); (C) (1) the director or an immediate family member is a current partner of a firm that is the Company’s internal or external auditor, (2) the director is a current employee of such a firm, (3) the director has an immediate family member who is a current employee of such a firm and who personally works on the Company’s audit, or (4) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company’s audit within that time; (D) the director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee; or (E) the director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1,000,000, or 2% of such other company’s consolidated gross revenues.

(ii) Categorical Standards. The following commercial or charitable relationships will not be considered to be material relationships that would impair a director’s independence (other than a member of the Audit Committee, whose independence is subject to additional restrictions set forth in the Audit Committee Charter): serving as a director of CONSOL Energy Inc., the Company’s largest stockholder.

Messrs. Baxter and Gupta are also directors of CONSOL Energy, as was Mr. Altmeyer, who served as a director of CNX Gas until his resignation on April 28, 2009. As of March 11, 2010, CONSOL Energy controlled approximately 83.3% of the voting power of CNX Gas’ common stock.

Given CONSOL Energy’s majority ownership of CNX Gas voting stock, CNX Gas is a “controlled company” under the current listing standards of the NYSE, and CNX Gas has elected to rely on all of the exemptions available to “controlled companies” under Section 303A of the NYSE Listed Company Manual, as noted throughout this proxy statement.

Board’s Role in Risk Management.    Our management is responsible for the management and assessment of risk at the Company and communicating those risks to our Board. Through regular presentations to the Board and the Audit Committee, management identifies and discusses risks regarding the Company and its business. Under our Corporate Governance Guidelines, the Board is charged with assessing major risks facing the Company and reviewing options for their mitigation, with the assistance of our Audit Committee.

As required by its charter, the Audit Committee assists the Board in its oversight of, among other things, the Company’s risk management policies and related practices. The Audit Committee is also charged with overseeing the Company’s policies and guidelines regarding risk assessment and risk management, including the risk of fraud; as well as the Company’s major financial, legal, regulatory, environmental and similar risk exposures and the steps that management has taken to monitor and control such exposures, including reviewing and making recommendations to the Board as a whole regarding the Company’s financial risk management programs and major insurance programs. The Audit Committee, in accordance with the provisions set forth in its charter, makes regular reports to our Board regarding its activities and reviews with our Board any issues that may arise with respect to the quality and integrity of the Company’s public reporting, the Company’s compliance with legal and regulatory requirements, the performance and independence of the Company’s independent auditors, the performance of the Company’s internal audit department, the effectiveness of the Company’s disclosure controls and procedures, and the adequacy and effectiveness of the Company’s risk management policies and related practices. To summarize, we have one committee of the Board to identify monitor and manage risk—together with our management team.

Committees of the Board.    Our Audit Committee is the only standing committee of our Board. Until January 16, 2009, the effective date of the Management Reorganization described above, our Board had four standing committees: Audit, Compensation, Nominating and Corporate Governance, and Finance. Non-employee, independent directors comprise our Audit Committee in accordance with the current listing standards of the NYSE. The current charter for the Audit Committee is available on CNX Gas’ website at www.cnxgas.com. The charters for the Compensation, Nominating and Corporate Governance and Finance Committees were available on CNX Gas’ website at www.cnxgas.com until January 16, 2009, but given the recent dissolution of those committees those charters have been removed from the website. Actions taken by our Audit Committee are, and with respect to each former committee were, reported to the full Board. The Audit Committee conducts an annual performance review of its activities and an annual review of its charter. Furthermore, the Audit Committee has authority to retain, set the compensation for, and terminate consultants, outside counsel and other advisers as it determines to be appropriate.

Following the Management Reorganization, our full Board now performs those functions that were previously performed by our Compensation, Finance and Nominating and Corporate Governance Committees.

The Board believes it can effectively perform the functions of those committees, and also believes it is appropriate for CNX Gas not to have Compensation, Finance and Nominating and Corporate Governance Committees because it is a “controlled company” under NYSE listing standards.

Audit Committee.    Our Audit Committee, which following Mr. Altmeyer’s resignation in April 2009, now consists of three directors, Messrs. Baxter, Gupta and Pipski (all of whom served with Mr. Altmeyer as members of the Audit Committee prior to the Management Reorganization), provides assistance to our Board in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, financial reporting, internal control and compliance functions of the Company and its subsidiaries. Our Audit Committee employs an independent registered public accounting firm to audit the financial statements of CNX Gas and its subsidiaries and perform other assigned duties. Further, our Audit Committee provides general oversight with respect to the accounting principles employed in financial reporting and the adequacy of CNX Gas’ internal controls and periodically reviews the services provided to the Company by CONSOL Energy in accordance with the terms of the Services Agreement (discussed on page 19 of this proxy statement). In discharging its responsibilities, our Audit Committee may rely on the reports, findings and representations of the Company’s auditors, legal counsel, and responsible officers. Our Board has determined that all members of our Audit Committee are financially literate within the meaning of SEC rules and under the current listing standards of the NYSE. Our Board has also determined that all members of the Audit Committee are independent, within the meaning of SEC and NYSE regulations, and that Mr. Pipski, chairman of the Audit Committee, qualifies as an “audit committee financial expert.” See page 57 of this proxy statement for a copy of our Audit Committee’s report for the 2009 fiscal year.

Board’s Role in Officer and Director Compensation Matters.    Until January 16, 2009, our Compensation Committee, which consisted of Messrs. Baxter (who served as chairman), Altmeyer, Harvey and Lyons, carried out the responsibilities, and exercised the authority, of our Board with respect to matters relating to the compensation of executive officers and directors of CNX Gas to the extent assigned by the Board and in accordance with the Compensation Committee’s charter. Prior to the Management Reorganization, our Board relied on the “controlled company” exception to the NYSE listing standards to permit Mr. Harvey and Mr. Lyons, who were not considered “independent” under the current listing standards of the NYSE due to their position as executive officers of CONSOL Energy, to serve on our Compensation Committee until January 16, 2009.

Following the Management Reorganization, our Board as a whole assumed the functions of the Compensation Committee.

For a detailed discussion of the processes employed by our Compensation Committee in determining executive officer compensation for 2009, as well as the role of our management and outside compensation consultants in assisting the Committee, see “Executive Compensation and Stock Option Information—Compensation Discussion and Analysis” beginning on page 23 of this proxy statement. In connection with the Management Reorganization, all compensation decisions for our executives are now being made by CONSOL Energy.

The Company’s Corporate Governance Guidelines require the Board to report annually as to how the Company’s non-employee director compensation practices compare with those of other similarly situated public corporations. The Board is encouraged, by the Corporate Governance Guidelines, to make changes in its non-employee director compensation practices only after discussion and unanimous concurrence by the full Board and with the advice of qualified independent advisors. In discharging this duty, the Board is guided by the following principles:

•	compensation should fairly pay directors for the work required;

•	compensation should align directors’ interests with the long-term interests of stockholders; and

•	the structure of the compensation should be simple, transparent and easy for stockholders to understand.

The Board believes that these goals are best served by providing non-employee director compensation in the form of cash (which may be meeting fees and/or annual fees). However, we believe it is also important to grant equity to Mr. Pipski, the only CNX Gas Director who does not also serve on the CONSOL Energy Board.

Board’s Role in Director Nomination Matters.    Until January 16, 2009, the Nominating and Corporate Governance Committee, which consisted of Messrs. Baxter, Harvey (who served as chairman), Lyons and Williams, was responsible for assisting the Board with respect to matters relating to the composition, structure and governance of the Board, to the extent assigned by the Board and in accordance with the committee’s charter. Responsibilities of our Nominating and Corporate Governance Committee also included identifying and recruiting qualified individuals to become directors of CNX Gas and recommending them to the Board for approval. Prior to the Management Reorganization, our Board relied on the “controlled company” exception to the NYSE listing standards to permit Mr. Harvey and Mr. Lyons, who were not considered “independent” under the current listing standards of the NYSE due to their position as executive officers of CONSOL Energy, to serve on our Nominating and Corporate Governance Committee until January 16, 2009.

Following the Management Reorganization, our Board as a whole assumed the functions of the Nominating and Corporate Governance Committee. Our Board is now responsible for reviewing, on an annual basis, the size, function and needs of the Board and in doing so will take into account that the Board as a whole will have competency in the following areas: (i) industry knowledge; (ii) accounting and finance; (iii) the ability to make sound business decisions; (iv) management; (v) leadership; (vi) international markets; (vii) business strategy; (viii) crisis management; (ix) corporate governance; and (x) risk management. The Board also seeks members from diverse backgrounds so that the Board consists of members with a broad spectrum of experience and expertise and with a reputation for integrity. Directors should have experience in positions with a high degree of responsibility, be leaders in the companies or institutions with which they are affiliated, and be selected based upon contributions that they can make to the Company. In determining whether to recommend a director for re-election, the Board also considers the director’s past attendance at meetings and participation in and contributions to the activities of the Board.

The Company’s Bylaws contain a procedure allowing for the nomination by stockholders of proposed directors. See “Stockholder Proposals—General Information Regarding the Content of Proposals” on page 61 of this proxy statement for information as to how a stockholder can nominate a director candidate.

CNX Gas believes that our directors should bring balance, experience, and diversity to the Board as a whole. Board members should have the highest professional and personal ethics and values and should bring integrity, insight, energy, and analytical skills to Board deliberations. We recognize the strength and effectiveness of the Board depends on the commitment of the directors, and importantly, the ability of directors to work effectively as a group in carrying out their responsibilities.

The following is a list of the specific minimum qualifications that our Board believes a director nominee must have to serve on the Board:

•	proven integrity;

•	strategic vision;

•	business acumen;

•	ability to exercise independent judgment;

•	demonstrated exceptional ability and judgment;

•	achievement of a position of leadership;

•	ability to objectively evaluate risks and opportunities;

•	ability to read and understand basic financial statements;

•	relevant business, professional, political and social/cultural experience;

•	social consciousness;

•	understanding CNX Gas’ business;

•	willingness to commit the time required of a director; and

•	contribution to the Board’s desired diversity and balance.

Our Board evaluates candidates for director, including those recommended by stockholders, on the basis of these factors, in light of the specific needs of the Board at the time. Our Board considers candidate recommendations from a variety of sources, including stockholders, CNX Gas directors and, if necessary, third party search firms. In 2009, CNX Gas did not retain a third-party search firm to assist it with finding director candidates for the Board.

CNX Gas does not maintain a separate policy regarding the diversity of its Board members. However, as our Corporate Governance Guidelines suggest, our Board generally seeks members from diverse backgrounds so that our Board consists of members with a broad spectrum of experience and expertise and with a reputation for integrity. Our Board seeks nominees with distinct professional backgrounds, experience and perspectives so that the Board as a whole has the appropriate mix of skills, perspectives, personal and professional experiences and backgrounds necessary to fulfill the needs of the Company with respect to the current issues facing the Company.

Corporate Governance Web Page and Available Documents.    CNX Gas maintains a corporate governance page on its website at www.cnxgas.com that includes information about the Company’s corporate governance. You can find the following documents on the website:

•	the CNX Gas Corporation Corporate Governance Guidelines;

•	the CNX Gas Corporation Code of Ethics and Business Conduct for Directors;

•	the CNX Gas Corporation Code of Ethics and Business Conduct for Employees; and

•	the Charter of the Audit Committee.

CNX Gas will also provide a printed copy of these documents free of charge to those who request copies in writing from P. Jerome Richey, Executive Vice President—Corporate Affairs, Chief Legal Officer and Corporate Secretary, CNX Center, 1000 CONSOL Energy Drive, Canonsburg, Pennsylvania 15317. As stated above, charters for Nominating and Corporate Governance, Compensation and Finance Committees were available on the website prior to the Management Reorganization, but have been removed following the dissolution of those committees.

Compensation Committee Interlocks and Insider Participation.    CONSOL Energy owns more than a majority of CNX Gas’ outstanding common stock. Two members of the Compensation Committee prior to the Management Reorganization (Mr. Harvey and Mr. Lyons) are executive officers of CONSOL Energy, and Mr. Harvey and a third member of the former committee (Mr. Altmeyer) served on CONSOL Energy’s board of directors while the CNX Gas Compensation Committee existed. Mr. Altmeyer has a brother who is a member of Phillips, Gardill, Kaiser & Altmeyer, PLLC, a small, twelve attorney law firm based in Wheeling, West Virginia. CNX Gas paid this law firm approximately $89,884 in 2009 for workmen’s compensation, litigation and land-related legal services, which amounts represented approximately less than 0.8% of total legal fees paid by CNX Gas to all law firms retained in 2009. CONSOL Energy engaged Phillips Gardill Kaiser & Altmeyer PLLC many years prior to Mr. Altmeyer becoming a member of the Board. Mr. Altmeyer resigned from the CNX Gas Board effective April 28, 2009.

Additionally, CNX Gas engages in, and plans to continue to engage in, business transactions with CONSOL Energy and its affiliates. See “Certain Relationships and Related Party Transactions” on page 17 of this proxy statement for more information.

Membership and Meetings of the Board of Directors and its Committees.    During fiscal year 2009, our Board met eight (8) times and our Audit Committee met ten (10) times. Our Compensation Committee and Nominating and Corporate Governance Committee did not meet during the period between January 1, 2009 and their dissolution on January 16, 2009.

During 2009 each of the incumbent directors attended all of (1) the meetings held by the Board (held during the period for which such person served as a director) and (2) the meetings held by each committee of the Board on which he served (during the periods that such person served as a member).

During 2009, the non-management directors held three (3) executive sessions. The presiding director at such meetings was Mr. Pipski, the Chairman of the Audit Committee.

The non-management directors also held various other executive sessions in 2009 in connection with committee meetings, with the relevant committee chairman serving as the presiding officer for these sessions.

Compensation of Directors

The following table sets forth the compensation earned by the CNX Gas Board members for the 2009 fiscal year.

DIRECTOR COMPENSATION (2009)

Name(1) (a)	Fees Earned or Paid in Cash ($)(2) (b)		Stock Awards ($)(3) (c)		Option Awards ($)(4) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)	Total ($) (h)
Philip W. Baxter	$16,826		—		—	—	—	—	$16,826
Raj K. Gupta	$33,028	(5)	—		—	—	—	—	$33,028
John R. Pipski	$85,000		$120,000	(6)	—	—	—	—	$205,000
James E. Altmeyer, Sr.	$26,410		—		—	—	—	—	$26,410
Joseph T. Williams	$4,039	(7)	—		—	—	—	—	$4,039

(1)	Mr. Harvey is Chairman of the Board. He does not receive any compensation in connection with his service as our Chairman. His compensation, if any, for service as our Chief Executive Officer is reported in the Summary Compensation Table and the other tables set forth herein. Messrs. DeIuliis and Lyons each served on our Board until January 16, 2009, and they did not receive any compensation for their service as directors. Their executive compensation, if any, is reported in the Summary Compensation Table and the other tables set forth herein.
(2)	The values set forth in this column do not include amounts paid in 2009 that were earned in 2008, which amounts were disclosed in the Company’s proxy statement filed in 2009.
(3)	The value set forth in this column for Mr. Pipski is based on the aggregate grant date fair value of the one restricted stock unit award granted to him, which was computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, “Compensation-Stock Compensation” (“FASB ASC Topic 718”), disregarding any estimate of forfeitures related to service-based vesting conditions. The aggregate grant date fair value for this award is computed based upon the closing price of CNX Gas’ stock on the date of grant. The value does not correspond to the actual value that will be recognized by Mr. Pipski. As of December 31, 2009, the number of CNX Gas RSUs held by Mr. Pipski was 5,452.
(4)	No options were granted to Directors in 2009 by CNX Gas. As of December 31, 2009, the number of CNX Gas options held by the non-employee directors was 10,173 for Mr. Baxter, 2,544 for Messrs. Altmeyer, Gupta and Pipski, and 7,184 for Mr. Williams.
(5)	Mr. Gupta elected to defer $26,362 of his 2009 CNX Gas Board fees into the CNX Gas Directors Deferred Fee Plan. See “Understanding our Director Compensation Table” on page 10 for a description of the Directors Deferred Fee Plan.
(6)	Mr. Pipski elected to defer until the fifth anniversary of the grant date, to be payable in 5 equal installments, 100% (or 4,637 restricted stock units) of his restricted stock unit award granted on April 28, 2009.
(7)	Mr. Williams elected to defer $4,039 of his 2009 CNX Gas Board fees into the CNX Gas Directors Deferred Fee Plan. See “Understanding our Director Compensation Table” on page 10 for a description of the Directors Deferred Fee Plan.

Understanding Our Director Compensation Table

Annual Fees and Awards.    Members of the Board who are not employees of CNX Gas, CONSOL Energy or any of their respective subsidiaries were entitled to receive the following compensation:

Element of Annual Compensation	Dollar Value
Board Retainer (Mr. Pipski only)	$70,000
Audit Committee Chair Retainer	$15,000
Audit Committee Member Retainer (excluding Audit Committee Chair)	$10,000
Equity Award (Mr. Pipski only) (restricted stock units)	$120,000

All cash payments are made quarterly in arrears.

In connection with the Management Reorganization, effective January 16, 2009, the Non-Executive Chairman of the Board position and all Board committees other than its Audit Committee were eliminated. Also, since the Management Reorganization, it is the Company’s stated policy to no longer make equity grants or Board retainer payments to Directors solely as a result of their appointment to the Board, except with respect to Mr. Pipski—the only director who does not also serve on the CONSOL Energy board.

CNX Gas Corporation Directors Deferred Fee Plan.    The CNX Gas Corporation Directors Deferred Fee Plan was adopted on December 10, 2007 to allow non-employee directors of the Company to defer payment of all or a portion of their annual cash fees paid in 2008 or thereafter with respect to service in 2008 or thereafter. Participation is at the election of the particular director and, upon the Company receiving a deferral agreement from a director, we establish an account on behalf of such person which is credited with the deferred fees. A participant’s account will be adjusted by an amount equal to the amount that would have been earned (or lost) if amounts deferred under the plan had been invested in hypothetical investments designated by the participant based on a list of hypothetical investments provided by the plan administrator from time to time or, in the event that a participant fails to designate such hypothetical investments, the participant’s account shall earn interest as provided in the plan. These hypothetical investment options may include hypothetical investments in our common stock. Earnings will be credited to the participant’s account quarterly. The amount payable to a director participant will be paid in cash as soon as administratively practicable after the earlier of: the director’s termination of service as a director or the date elected by such director, which must be at least two years after the end of the plan year for which fees are deferred. The CNX Gas Corporation Directors Deferred Fee Plan is an unfunded and unsecured liability of the Company, and benefits will be paid from our general assets. Accordingly, participants are general unsecured creditors of the Company with respect to the benefits. Currently, Messrs. Gupta and Williams are the only participants in the Directors Deferred Fee Plan.

Non-Employee Director Nonqualified Stock Option Awards.    In 2005 and 2006, as part of its director compensation arrangements, the Board granted non-qualified stock options to our non-employee directors under the CNX Gas Corporation Equity Incentive Plan. The exercise price per share of each nonqualified stock option award granted to a director is the fair market value of the Company’s common stock on the grant date. Options vest and become exercisable in one-third increments on each of the first three anniversaries of the grant date. This vesting accelerates upon a “Change-in-Control” of CNX Gas. Subject to the provisions of the particular nonqualified stock option agreement and the Plan, the director may exercise all or any part of the vested portion of the option at any time prior to the tenth anniversary of the grant date. Options granted under the option agreement are not transferable and may not be assigned or otherwise transferred or encumbered by the director, except by will or the inheritance laws.

A termination of a director’s service will have the following effects on the director’s stock option awards:

•	if the director is terminated for “cause,” options (whether vested or unvested) will be deemed cancelled and forfeited in their entirety;

•

if the director is terminated without cause (except as set forth below), fails to win re-election to the Board, or resigns voluntarily, the unvested portion of the options will be deemed cancelled and forfeited and the vested portion, if any, will remain exercisable for a period of 90 days following such termination;

•

if the director’s service is terminated as a result of death or disability, the options will immediately vest in full and will remain exercisable for the lesser of three years or until the expiration date of the options;

•

if the director terminates service on or after normal retirement age, the unvested portion of the options will vest in their entirety on the effective date of his or her retirement and remain exercisable until their respective expiration dates.

As set forth above, the Company did not award any non-qualified stock options to directors in 2009.

Non-Employee Director Restricted Stock Unit Awards.    The restricted stock units awarded to Mr. Pipski in 2009, which are included in the Director Compensation Table, were granted under the CNX Gas Corporation Equity Incentive Plan. Prior to the Management Reorganization, restricted stock unit awards (including associated dividend equivalent rights) were made annually to all our directors. On March 31, 2009, Messrs. Baxter, Gupta, Altmeyer and Williams each exchanged all of their outstanding CNX Gas restricted stock units to the Company for a number of CONSOL Energy restricted stock units. Mr. Pipski is the only person who currently holds CNX Gas restricted stock units. For grants made prior to 2008, the restricted stock units vest in three equal annual amounts over the three-year period measured from the grant date. Beginning with the grants made in 2008, those restricted stock units vest in their entirety on the one year anniversary of the grant date. With respect to all grants, each unit represents the right to receive one share of common stock following the vesting date of that unit. Vesting is accelerated upon a “Change-in-Control” of CNX Gas. Prior to actual receipt of shares which have vested, a director may not transfer any interest in his or her award or the underlying shares, or pledge or otherwise hedge the sale of those shares. However, the right to receive any shares which have vested but remain unissued at the time of the director’s death may be transferred pursuant to the provisions of a will or the laws of inheritance.

A director is not entitled to stockholder rights until the director becomes the record holder of the shares following their actual issuance. If a regular cash dividend is declared on our common stock at a time when unissued shares of such common stock are subject to an award, then the number of shares subject to the award will automatically be increased by an amount determined in accordance with a pre-established formula. The additional shares resulting from such calculation will be subject to the same terms and conditions as the unissued shares of common stock to which they relate under the award. In the event of a stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other similar change affecting CNX Gas’ outstanding common stock as a class without its receipt of consideration, the number and/or class of securities subject to the award will be appropriately adjusted to preclude any dilution or enlargement of rights under the award.

If a director dies, becomes disabled or retires at normal retirement age, all shares subject to an award will vest automatically and be delivered to the director immediately, or as soon as practical thereafter. If he or she is terminated for “cause” or ceases to provide services for any reason other than death, disability or retirement at a normal age, the award will be cancelled with respect to any unvested shares, and the number of restricted stock units will be reduced accordingly. The director will then cease to have any rights or entitlements to receive any shares of common stock under those cancelled units. In addition, in the event of a termination for “cause,” the director will also forfeit all right, title and interest in and to any shares which have vested under his or her award and which are either held at that time or are otherwise subject to deferred issuance. If a director has sold any shares relating to a restricted stock unit award within the six-month period ending on the termination date for “cause,” then such director will be required to repay CNX Gas, within 10 days of our written demand, the cash proceeds from each sale (if CNX Gas’ demand is made within one year after the sale date).

For the meanings of the defined terms used in the CNX Gas Corporation Equity Incentive Plan, see “Executive Compensation and Stock Option Information—Understanding the Employment Termination or Change-in-Control Tables—Definitions under the Change-in-Control Severance Agreements and CONSOL Energy Equity Incentive Plan” beginning on page 53 of this proxy statement.

Communication with Board of Directors

Stockholders and other interested persons who wish to communicate with the Board may do so by writing to the Board and should address their communications to the attention of the Corporate Secretary at CNX Gas Corporation, CNX Center, 1000 CONSOL Energy Drive, Canonsburg, Pennsylvania 15317 or by sending an e-mail to director@cnxgas.com. The Corporate Secretary will relay all such communication to the Board in its entirety or individual directors (as appropriate) at the next regularly scheduled Board meeting (or earlier as necessary). The Corporate Secretary reviews all correspondence, organizes the communications for review by the Board and delivers communications to the full Board or individual directors, as appropriate. In the ordinary course, the Corporate Secretary does not deliver certain items that are unrelated to the Board’s duties, such as spam, junk mail, mass mailings, solicitations, resumes and job inquiries. Communications that are intended specifically for the chairman, the independent directors or the non-management directors should be sent to the street address or e-mail address noted above, to the attention of the chairman. Information concerning communications with the Board also is contained on CNX Gas’ website at www.cnxgas.com.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth beneficial ownership of our common stock by:

•	beneficial owners of more than five percent of CNX Gas’ common stock as of December 31, 2009, based upon information filed with the SEC; and

•

each director and each nominee for director, each executive officer named in the Summary Compensation Table set forth below, and all directors and executive officers of the Company as a group, based on information known to the Company as of March 11, 2010.

Amounts shown include options that are currently exercisable or that may become exercisable within 60 days of March 11, 2010 and restricted stock units which may vest and be paid in shares within 60 days of March 11, 2010. Unless otherwise indicated, the named person has the sole voting and dispositive powers with respect to shares of CNX Gas common stock set forth opposite such person’s name.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
CONSOL Energy Inc. CNX Center 1000 CONSOL Energy Drive Canonsburg, PA 15317	125,800,067	(1)	83.3%

T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 20202	9,506,216	(2)	6.2%

J. Brett Harvey	15,625		*

Nicholas J. DeIuliis	450,249	(3)	*

William J. Lyons	10,112	(4)	*

J. Michael Onifer	31,613	(5)	*

Randall M. Albert	32,981	(6)	*

Philip W. Baxter	98,583	(7)	*

Raj K. Gupta	21,440	(8)	*

John R. Pipski	22,902	(9)	*

All Executive Officers listed above and Directors as a group (9)	623,511		*

(1)

CONSOL Energy Inc. has pledged its shares of CNX Gas common stock (including any shares it would acquire in the future under the options granted to it in the Master Separation Agreement described below under “Certain Relationships and Related Party Transactions”) to a collateral trustee for the ratable benefit of the lenders that participate in CONSOL Energy’s $1 billion revolving credit agreement, and the holders and trustee with respect to CONSOL Energy’s 7.875% notes due March 1, 2012 in the principal amount of approximately $250,000,000. If CONSOL Energy were to become in default on any of its obligations under these debts, the trustee may exercise various remedies with respect to the pledged stock, including, (i) transfer into its own name, or into the name of its nominee, all or any part of the shares, (ii) take control of, and manage all or any of, the shares, (iii) apply any monies, including cash dividends and income from the shares to the payment of debt, and (iv) after ten (10) days’ advance notice to CONSOL Energy, sell, assign, give an option or options to purchase or otherwise dispose of the shares or any part thereof at public or private sale. Consequently, a default by CONSOL Energy under its credit facility or long-term notes could result in a Change-in-Control of CNX Gas. Under the Master Separation Agreement CONSOL

Energy has the right to purchase shares of CNX Gas capital stock in order to maintain a percentage ownership in CNX Gas capital stock of at least eighty percent (80%) for tax consolidation purposes, as well as to engage in a tax-free spinoff of CNX Gas.

(2)	Based on a Schedule 13G filed by T. Rowe Price Associates, Inc. on February 12, 2010, T. Rowe Price Associates, Inc. is a registered Investment Advisor under Section 203 of the Investment Advisors Act of 1940, as amended, and claims sole voting power over 1,720,700 shares of CNX Gas common stock and claims sole dispositive power over 9,506,216 shares of CNX Gas common stock.
(3)	Includes options to purchase 444,249 shares of common stock which are currently exercisable or may become exercisable on or before May 10, 2010.
(4)	Includes 4,687 shares held jointly by Mr. Lyons and his wife and shares held in CONSOL Energy’s 401(k) defined contribution plan.
(5)	Represents options to purchase 31,613 shares of common stock which are currently exercisable or may become exercisable on or before May 10, 2010.
(6)	Includes shares held in CONSOL Energy’s 401(k) defined contribution plan and options to purchase 28,835 shares of common stock which are currently exercisable or may become exercisable on or before May 10, 2010.
(7)	Includes 23,750 shares held by the Philip W. Baxter Trust, of which Mr. Baxter is a trustee, and options to purchase 10,173 shares of common stock which are currently exercisable or may become exercisable on or before May 10, 2010.
(8)	Includes 6,000 shares held jointly by Mr. Gupta and his spouse and options to purchase 2,544 shares of common stock which are currently exercisable or may become exercisable on or before May 10, 2010.
(9)	Includes 5,452 restricted stock units that may vest on or before May 10, 2010 and options to purchase 2,544 shares of common stock which are currently exercisable or may become exercisable on or before May 10, 2010.

Brokerage account agreements may grant security interests in securities held at the broker to secure payment and performance obligations of the brokerage account holder in the ordinary course. Shares shown in the table may be subject to this type of security interest.

PROPOSALS FOR CONSIDERATION AT THE ANNUAL MEETING OF STOCKHOLDERS

PROPOSAL #1—ELECTION OF DIRECTORS

The nominees for election as directors are identified below. Each of the nominees has consented to serve if elected. Each director holds office until the next annual meeting of stockholders or until the director’s successor is elected and qualified. All nominees are current members of the Board. If any nominee should for any reason become unable to serve prior to the date of the Annual Meeting, the shares represented by all valid proxies will be voted for the election of such other person as the Board may designate as a replacement, or the Board may reduce the number of directors to eliminate the vacancy.

The following material contains information concerning the nominees, including their recent employment, positions with CNX Gas, other directorships and age, as of March 11, 2010.

J. Brett Harvey, age 59, has been a Director of CNX Gas since June 30, 2005, the date of its formation, and has served as Chairman of the Board and Chief Executive Officer since January 16, 2009. Mr. Harvey has also served as President and Chief Executive Officer and a Director of CONSOL Energy since January 1998. Mr. Harvey is a member of the board of directors of the Bituminous Coal Operators’ Association and a member of the executive committee and the board of the American Coalition for Clean Coal Energy. In December 2005, Mr. Harvey was elected to the board of directors of Barrick Gold Corporation, the world’s largest gold producer (“Barrick”). He serves on the Barrick compensation and environmental, health and safety committees. In December of 2007, Mr. Harvey was also elected to the board of directors of Allegheny Technologies Incorporated, a specialty metals producer, and serves on its nominating and corporate governance and compensation committees.

Qualifications:    As Chief Executive Officer of the Company, Mr. Harvey is the most senior executive of the Company and as such provides our Board with the greatest insight into the Company’s business and the challenges and material risks it faces. Mr. Harvey is also the Chief Executive Officer of CONSOL Energy, our largest stockholder, and as such represents the interests of our stockholders as a member of the Board. With more than 30 years of natural resources industry experience, Mr. Harvey is especially qualified to understand the risks and leadership challenges facing a diversified energy company. Mr. Harvey also brings substantial corporate governance expertise to our Board, which he acquired through his years of service on multiple public company boards, including those of CONSOL Energy, Barrick Gold Corporation and Allegheny Technologies Incorporated.

Philip W. Baxter, age 61, has been a Director of CNX Gas since June 30, 2005, the date of its formation, and served as Chairman of the Board from that date until January 16, 2009. He currently serves on the Audit Committee of CNX Gas. Mr. Baxter served as Chairman of the Audit Committee and as a member of the Finance Committee of CONSOL Energy and served as a Director of CONSOL Energy from August 1999 until August 2, 2005 and was reappointed as a Director on January 16, 2009. He is a member of the CONSOL Energy Audit and Compensation Committees. Mr. Baxter has been the President of Stan Johnson Company, a nationally recognized leader in commercial real estate brokerage specializing in single-tenant properties, since September 2002. Mr. Baxter was Chief Financial Officer and Executive Vice President of the Tulsa-based energy conglomerate, Mapco Inc., until March 1998 when it merged with The Williams Company. During his 18-year career at Mapco, Mr. Baxter held a number of officer level positions including Chief Information Officer and Senior Vice President of Strategic Planning. Prior to his career at Mapco, he held a number of financial positions with Williams Energy Company, a subsidiary of The Williams Company.

Qualifications:    Mr. Baxter brings over 40 years of business experience to our Board, including over 30 years of energy industry experience, accumulated principally in the areas of finance, strategic planning, mergers and acquisitions, technology, government affairs and human resources. Having served in various supervisory executive-level positions over the course of his career, Mr. Baxter has developed significant management and leadership skills and is well accustomed to interfacing with rating agencies, investors, analysts, auditors, outside advisors and governmental officials. Having served as a member of our Board since the Company’s formation in 2005 and as a member of the board of directors of CONSOL Energy for the past 12 years, Mr. Baxter is very familiar with our business and the challenges and material risks it faces.

Raj K. Gupta, age 67, has been a Director of CNX Gas since June 2005, the date of its formation, and a Director of CONSOL Energy since February 2004. He is a member of the CNX Gas Audit Committee. He currently also serves as the Chairman of CONSOL Energy’s Audit Committee and is a member of its Health, Safety and Environmental Committee. From July 2007 to April 2009, Mr. Gupta has also served as Chairman of the board of directors of Quetzal Energy Inc., a Canadian-based international oil and gas company operating in Guatemala, Central America. From 1965 until his retirement in 2000, Mr. Gupta held various management positions with Phillips Petroleum Company, an international integrated oil and gas company now part of ConocoPhillips, including Vice President of Strategic Planning, managing strategic planning, growth and globalization efforts in South America, China, the Middle East and the former Soviet Union. From 2000 to December 2004, he served on the board of directors of Yukos Oil Company, Moscow, Russia, chaired its Compensation Committee and was a member of its Audit and Finance Committees. From 2000-2009, Mr. Gupta was a member of the Advisory Council of the Industrial and Manufacturing Systems Engineering Department at Kansas State University. He also serves on the advisory board of Preng & Associates in Houston. Mr. Gupta currently works as an independent management consultant.

Qualifications:    Mr. Gupta brings over 40 years of business experience in the integrated oil and gas industry – including upstream and downstream businesses in the areas of strategic planning, finance, operations and technology. Through his more than ten years of collective service on the boards of CONSOL Energy, Quetzal Energy, Inc and Yukos Oil Company, Mr. Gupta has acquired a wealth of knowledge regarding the energy industry and the challenges and risks it faces, knowledge which he is able to share with our Board. In addition, his financial experience and in particular his experience overseeing and assessing the performance of companies and independent public accounting firms, including (i) conduct regarding the corporate financial reporting process, and (ii) the preparation, and integrity of financial information and statements, makes him an invaluable asset to our Company and our Audit Committee. Having served as a member of our Board since the Company’s formation in 2005 and as a member of the board of directors of CONSOL Energy for the past six years, Mr. Gupta is very familiar with our business and the challenges and material risks it faces.

John R. Pipski, age 62, has been a Director of CNX Gas since August 15, 2005. He currently serves as Chair of the Audit Committee. Since 2001, Mr. Pipski has provided financial and tax accounting services to business clients, through his own firm. From 1970 to 2001, he held various positions at the international accounting firm of Ernst & Young, LLP. For eighteen years at Ernst & Young, Mr. Pipski was a Tax Partner specializing in corporate taxation, mergers and acquisitions and tax accounting issues in the coal and manufacturing industries. In addition, he held various positions within the Tax and Audit Departments of that firm. Mr. Pipski has served as a Board Member and Treasurer of The Ronald McDonald House Charities of Pittsburgh. Mr. Pipski is a certified public accountant and earned bachelor’s and master’s degrees in financial administration from Michigan State University.

Qualifications:    Mr. Pipski brings over 40 years of financial and tax accounting experience to our Board. His expertise in these areas is also a valuable asset for our Audit Committee, of which he serves as chairman. His specific experience dealing with taxation, mergers and acquisitions and tax accounting issues in the coal and manufacturing industries provides our Board with further insight into these matters. Having served as a member of our Board since the Company’s formation in 2005, Mr. Pipski is very familiar with our business and the challenges and material risks it faces.

Required Vote. As more fully set forth in Section 2.9 of CNX Gas’ Bylaws, the affirmative vote of a plurality of the votes cast at the Annual Meeting shall elect directors. CONSOL Energy, as the holder of more than a majority of CNX Gas’ outstanding common stock, has the power to elect all of the directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE

“FOR” EACH OF THE NOMINEES FOR THE BOARD OF DIRECTORS

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Party Transactions

CNX Gas has a number of intercompany agreements with CONSOL Energy, which is the owner of approximately 83.3% of CNX Gas common stock as of March 11, 2010. Provided below is a summary description of the master separation agreement between CNX Gas and CONSOL Energy and the other key agreements that relate to CNX Gas’ separation from CONSOL Energy which CNX Gas entered into as part of the separation from CONSOL Energy. References in this section to CONSOL Energy include its subsidiaries and references to CNX Gas include CNX Gas’ subsidiaries. These agreements are not the result of arm’s-length negotiation.

Overview

The master separation agreement contains the key provisions related to CNX Gas’ separation from CONSOL Energy. The other agreements referred to in the master separation agreement govern various interim and ongoing relationships between CONSOL Energy and CNX Gas. These agreements include:

•	the master cooperation and safety agreement;

•	the tax sharing agreement; and

•	the services agreement.

This description relates only to transactions which occurred since January 1, 2009 or that otherwise relate to on-going matters.

Master Separation Agreement

Contribution of Assets; Assumption of Liabilities.    On August 1, 2005, CONSOL Energy and some of its affiliates transferred to CNX Gas the assets that were used exclusively in CONSOL Energy’s gas operations and other assets specifically listed in the agreement, subject to some specified exclusions. These assets included in particular coalbed methane and conventional oil and gas rights located in Virginia, Pennsylvania, northern West Virginia and Tennessee. All assets were transferred to CNX Gas on an “as-is-where-is” basis. In the event that both CNX Gas and CONSOL Energy have rights under specified contracts, the party that signed the contract will make available the rights and benefits of that contract to the other party, but only to the extent that the contract applies to the other party, and the other party will assume and discharge the liabilities related to those rights and benefits. CNX Gas assumed all of the liabilities related to those assets and the gas operations, even if those liabilities were as a result of activities occurring prior to the effective date of the separation of the businesses and regardless of whether such liabilities were the result of negligence or misconduct on the part of CONSOL Energy, subject to the following allocation of unknown liabilities, if any, asserted in writing by one or more third parties prior to the fifth anniversary following August 8, 2005: CNX Gas will be responsible for the first $10,000,000 of aggregate unknown liabilities; CONSOL Energy will be responsible for the next $40,000,000 of aggregate unknown liabilities; and CNX Gas will be responsible for any additional unknown liabilities over $50,000,000. CNX Gas will also be responsible for any unknown liabilities which were not asserted in writing during this five year period. Specified excluded liabilities which may have been related to gas operations were not assumed by CNX Gas and CNX Gas is being indemnified by CONSOL Energy with respect to these. Some of the excluded liabilities may have been incurred by CNX Gas subsidiaries, which would have to satisfy those liabilities if CONSOL Energy failed to satisfy them.

In addition to the transfers made to CNX Gas in the separation, CONSOL Energy leased to CNX Gas under a master lease substantially all other coalbed methane and conventional oil and gas rights that CONSOL Energy and its majority-owned subsidiaries hold in the United States. These leased assets are principally located outside of Virginia, Pennsylvania, northern West Virginia and Tennessee. The master lease provided for a one-time payment of $50,000 at its inception. The master lease has a 99-year term and by its terms no royalty is payable.

Covenants.    CNX Gas has agreed that, for so long as CONSOL Energy beneficially owns at least fifty percent (50%) of CNX Gas’ outstanding voting stock, CNX Gas will not take any action which would limit the ability of CONSOL Energy or its transferee to transfer its shares of CNX Gas common stock, and will not take any actions that could reasonably result in CONSOL Energy being in breach of, or in default under, any contract or agreement, including any action that would cause a default under CONSOL Energy’s debt instruments. Additionally, CNX Gas will not issue any additional capital stock without CONSOL Energy’s consent if after such issuance CONSOL Energy would own less than eighty percent (80%) of CNX Gas’ outstanding voting stock.

Option Rights.    CNX Gas has granted CONSOL Energy the right to purchase shares of CNX Gas capital stock in two instances. First, CONSOL Energy has the right to purchase shares of CNX Gas capital stock in order to maintain a percentage ownership in CNX Gas capital stock of at least eighty percent (80%) for tax consolidation purposes. Second, CONSOL Energy has the right to purchase the required number of shares of CNX Gas capital stock so that it may effect a distribution of all of its CNX Gas shares to its stockholders as a tax-free spin-off. The exercise price for any CNX Gas shares purchased by CONSOL Energy is the then market price (defined as the average of the last sales price on each of the immediately preceding five trading days) on the securities exchange or quotation system on which CNX Gas stock is listed.

CNX Gas has agreed not to buy or sell any assets, dispose of any assets, or acquire any equity or debt securities of a third party in each case in excess of $30,000,000 without CONSOL Energy’s prior consent.

Master Cooperation and Safety Agreement

The master cooperation and safety agreement contains provisions related to the safe and economical operation of CNX Gas’ gas business and CONSOL Energy’s coal business where the parties have joint interests. To the extent there is any conflict between CNX Gas’ gas interests and CONSOL Energy’s coal interest in a joint location, CONSOL Energy’s coal operations generally prevail. CNX Gas has agreed to sign and deliver any waiver or consent necessary to allow coal mining operations of CONSOL Energy in the vicinity of any property or gas rights owned by CNX Gas and CONSOL Energy has agreed that CNX Gas has the right to capture gas from any well associated with CONSOL Energy’s property, subject to CONSOL Energy’s right to preclude CNX Gas from capturing gas with respect to any active mining area in order to promote safety for and productivity of its coal operations. CNX Gas will receive all proceeds from the capture of gas in all wells. In order to coordinate CNX Gas’ operational relationship with CONSOL Energy, the parties coordinate CNX Gas’ annual drilling plan with CONSOL Energy’s ten year mine plan.

The parties entered into an amendment to this Agreement on May 30, 2008 in order to provide greater certainty with respect to allowances and credits related to greenhouse gas emissions. Under the amendment, CNX Gas and CONSOL Energy each own 100% of their own baseline emission allowances under a mandatory cap and trade program designed to restrict greenhouse gas emissions. Additional allowances in excess of each parties’ baseline allowances will be owned by the parties on the basis of the equities giving rise to the additional allowances. Further, CNX Gas and CONSOL Energy each own 50% of any greenhouse gas emission reduction credits to which either of them is entitled in respect of the gas rights transferred to CNX Gas in 2005, subject to adjustment to reflect the equities of the circumstances giving rise to such credits.

Tax Sharing Agreement

CONSOL Energy and CNX Gas entered into a tax sharing agreement. The tax sharing agreement governs the respective rights, responsibilities, and obligations of CONSOL Energy and CNX Gas with respect to specified tax liabilities and benefits, tax attributes, tax contests and other matters regarding income taxes and related tax returns.

In general, under the tax sharing agreement, CONSOL Energy is responsible for the remittance of U.S. federal income taxes of the affiliated group of corporations, including CNX Gas, of which it is the common parent, and is responsible for the remittance of state income taxes to states in which CONSOL Energy is required to file, or elects to file a consolidated or combined state income tax return. Additionally, CNX Gas is obligated to pay to CONSOL Energy each year an amount equal to the amount of U.S. federal income tax and state income tax that CNX Gas would have incurred had CNX Gas filed a separate U.S. federal income tax return and separate state income tax returns in these states in which CNX Gas is included in a consolidated or combined state tax return filed by CONSOL Energy. In 2009, CNX Gas paid, net of refunds received, CONSOL Energy $5,577,000 for taxes attributable to CNX Gas’ obligation under the tax sharing agreement.

Services Agreement

The services agreement governs the provision by CONSOL Energy to CNX Gas of support services, such as debt service administration, accounting and tax, investor relations, payroll and human resources administration, legal, information technology, internal audit, real estate management, management of cash held in our accounts and other general administrative functions. CNX Gas has also agreed to reimburse CONSOL Energy for any out-of-pocket payments, costs and expenses associated with these services as well as to pay an allocated share of CONSOL Energy’s direct and indirect administrative and overhead costs. The agreement continues until terminated by the mutual agreement of the parties.

CNX Gas was charged $25,352,000 for the twelve months ended December 31, 2009, for various services, including accounting and administrative services, provided by CONSOL Energy. These fees were determined based upon various methods, including a proportionate share of mancount, a proportionate share of capital expenditures, a proportionate share of revenue earned, or a combination of these methods.

Other Transactions

CNX Gas sells gas to some of CONSOL Energy’s mines for use in gas-fired coal dryers. Sales are made on a basis reflecting the monthly average price received by CNX Gas from third party sales, depending on location. CNX Gas also sells gas to Buchanan Generation, LLC, in which CNX Gas has a 50% interest, on both a market and a discounted basis, depending upon the circumstances. In 2009, CNX Gas’ sales to CONSOL Energy and Buchanan Generation, LLC were $1,671,000 and $1,508,000, respectively. CNX Gas also purchases various supplies from CONSOL Energy’s wholly owned subsidiary Fairmont Supply, which also operates our warehouse facilities; the cost of these items and services reflect current market prices and is included in Lifting Costs, Gathering and Compression Costs and Capital Expenditures as arms-length transactions. During 2009, CNX Gas’ purchases of supplies from Fairmont Supply equaled approximately $4,623,000. Management of CNX Gas believes that these sales and purchases are on terms no less favorable than could be obtained from unaffiliated third parties, under similar circumstances and that future sales of gas to CONSOL Energy and Buchanan Generation, LLC, and purchases of supplies from Fairmont Supply and warehouse services provided will continue to be made on terms no less favorable than could be obtained from unaffiliated third parties, under similar circumstances.

CNX Gas utilizes services and engages in operating transactions in the normal course of business with CONSOL Energy. The following represents a summary of the significant transactions of this nature:

We agreed in the master separation agreement not to take any action that would cause a default under CONSOL Energy’s debt instruments. The indenture for CONSOL Energy’s 7.875% Notes due March 1, 2012 in the principal amount of approximately $250,000,000 requires that all subsidiaries of CONSOL Energy that incur third party debt must also guaranty these notes. Thus, as a result of our entering into our unsecured $200,000,000 credit agreement with third party commercial lenders in October 2005, we and our subsidiaries guaranteed CONSOL Energy’s 7.875% Notes.

Under CNX Gas’ master cooperation and safety agreement with CONSOL Energy, CONSOL Energy incurs drilling costs related to gob gas production due to the necessity to de-gas coal mines in connection with production for safety reasons. CNX Gas estimates that the cost to CONSOL Energy of drilling these wells was

$13,662,000 in 2009. CNX Gas captures and markets the gas from these wells and, therefore, benefits from this drilling activity, although it is not burdened with the cost to drill these gob wells. CNX Gas is responsible for the costs incurred to gather and deliver the gob gas to market. Unless CNX Gas chooses to drill, all gob well drilling costs are borne by CONSOL Energy and only the collection and processing costs are reflected in CNX Gas’ financial statements.

CNX Gas employees may elect to participate in a defined contribution investment plan administered by CONSOL Energy. Amounts charged to expense by CNX Gas for matching and other contributions in the investment plan were $1,364,000 for the twelve months ended December 31, 2009. CONSOL Energy charges CNX Gas the actual matching amounts contributed by CONSOL Energy on behalf of CNX Gas’ employees.

Eligible employees may also participate in a long-term disability plan administered by CONSOL Energy. Benefits for this plan are based on a percentage of monthly earnings, offset by all other income benefits available to the disabled. CNX Gas’ allocation of the long-term disability plan expense under this plan was $329,000 for the twelve months ended December 31, 2009. Allocation of the expense for this plan is based on the percentage of CNX Gas’ active salary employees compared to the total active salary employees covered by the plan.

Other corporate expenses contain a charge for $11,753,000 for the year ended December 31, 2009, related to short-term incentive compensation allocated from CONSOL Energy. Effective April 1, 2009, the CONSOL Energy short-term incentive compensation expenses are now allocated to CNX Gas due to the management reorganization. The management reorganization resulted in a significant amount of CNX Gas personnel being transferred to CONSOL Energy. Costs of the CONSOL Energy short-term incentive compensation plan are now allocated to CNX Gas based on the overall general and administrative allocation.

Other corporate expenses also contains a charge for $6,036,000 for the year ended December 31, 2009, related to stock-based compensation allocated from CONSOL Energy. Effective April 1, 2009, the CONSOL Energy stock-based compensation expenses are now allocated to CNX Gas due to the management reorganization. The management reorganization resulted in a significant amount of CNX Gas personnel being transferred to CONSOL Energy. Costs of the CONSOL Energy stock-based compensation plan are now allocated to CNX Gas based on the overall general and administrative allocation.

CNX Gas, as buyer, is a party to an Agreement of Sale dated June 8, 2007 (the “Agreement of Sale”) with CONSOL Energy’s wholly-owned subsidiary, Consolidation Coal Company (“Consolidation Coal”), as seller. Pursuant to the Agreement of Sale, Consolidation Coal agreed to sell to CNX Gas certain Pittsburgh seam coal reserves and resources totaling approximately 4,678 net acres, located in Greene County, Pennsylvania, and Monongalia County, West Virginia, adjacent to the Federal No. 2 Mine owned by Eastern Associated Coal Corp. (an affiliate of Peabody Energy) (such reserves and resources, the “Pittsburgh Coal”). Consolidation Coal also agreed to sell to CNX Gas certain coal reserves and resources totaling approximately 4,528 net acres, located in Muhlenberg, McLean and Ohio Counties, Kentucky (such reserves and resources, collectively, the “Kentucky Coal”). Included in the sale were Consolidation Coal’s coal mining rights relating to the transferred coals as well as certain books and records relating to the coals. Consolidation Coal also agreed to release and waive any claims it had to emission reduction credits relating to the production of methane from the coals transferred to CNX Gas. Consolidation Coal also agreed for a period of five years following the closing to enter into non-exclusive surface use agreements with CNX Gas (or certain designees) on a site-specific basis, in order to allow CNX Gas access to approximately 150 acres of surface land owned by Consolidation Coal overlying the portion of the Pittsburgh Coal located to the north of the Federal No. 2 Mine (totaling approximately 4,790 net acres, the “Northern Block”). Consolidation Coal retained the right, however, to sell, lease or convey any of this surface property free of the surface use agreement obligation. As consideration for Consolidation Coal’s agreements, CNX Gas agreed to pay Consolidation Coal $45,000,000 in cash, plus a deferred payment on the Northern Block and a contingent payment on the Kentucky Coal other than the seam known as the No. 9 Seam (collectively, the “Non-No. 9 Coal”). There is a contingent deferred payment obligation with respect to the Northern Block equal to $1.00 per net ton plus 8% of the gross sales price per ton, which is payable as the coal is mined and sold. There is also an absolute deferred payment obligation with respect to the Northern Block—that is, regardless of how much coal is mined, CNX Gas is required to pay Consolidation Coal $36,000,000 on the 35th anniversary of the closing. This deferred payment obligation will be reduced by any amount paid by CNX Gas to Consolidation Coal on the per-ton-of-coal-mined contingent payment obligation prior to that date. To the extent coal continues to be mined and sold after the 35th anniversary, CNX Gas would continue to pay Consolidation Coal on a per-ton basis thereafter so long as coal is mined and sold from the Northern Block. The contingent payment obligation on the Non-No. 9 Coal is equal to 6.5% of the gross sales price for each ton of Non-No. 9 Coal sold.

CNX Gas entered into two separate transactions with CONSOL Energy to acquire acreage with Marcellus Shale potential. These transactions totaled $14,320,000 and were principally allocated to proved and unproved properties and were included in Capital Expenditures for the year ended December 31, 2009.

CONSOL Energy has also provided certain parental guarantees related to activity associated with CNX Gas. CNX Gas anticipates that these parental guarantees will be transferred from CONSOL Energy to CNX Gas over time. CNX Gas management believes these parental guarantees will also expire without being funded, and therefore the commitments will not have a material adverse effect on our financial condition.

Review, Approval or Ratification of Transactions with Related Persons.    The master separation agreement, master cooperation and safety agreement, tax sharing agreement and services agreement described above were not negotiated at arms-length and do provide various preferential rights to CONSOL Energy as a result; the Agreement of Sale relating to the Pittsburgh Coal and the Kentucky Coal were negotiated at arms-length. Many of the other transactions with CONSOL Energy described above are the legacy of CONSOL Energy’s operation of CNX Gas’ businesses as a division of CONSOL Energy prior to the 2005 separation. These existing transactions with CONSOL Energy are not typically subject to review by CNX Gas. However, our Audit Committee in accordance with its charter, reviews, at least annually, the services provided to CNX Gas by CONSOL Energy, including the nature, extent and cost of those services.

With respect to other transactions with “related persons” (as defined by SEC rules), CNX Gas’ policies and procedures for review, approval or ratification of transactions with related persons are not contained in a single policy or procedure; instead, relevant aspects of CNX Gas’ program are drawn from various corporate documents. Most importantly, the Audit Committee’s charter provides that the committee must review, and, if appropriate, approve or ratify all transactions between the Company (including its subsidiaries) and any related persons that are required to be reported under the SEC’s related party regulation (Regulation S-K Item 404). At its meeting on February 26, 2007, the Audit Committee adopted a formal written policy in this regard. Under the policy, prior to entering into a related person transaction, a director, nominee or executive officer is to notify our chief financial officer and general counsel of the material facts regarding the transaction. If our chief financial officer and general counsel determine that the proposed transaction is a related person transaction, it is presented to our Audit Committee (or if it is not practicable or desirable to wait until the next Audit Committee meeting, to the chairman of the committee) for approval. The committee will consider all relevant facts and circumstances including the terms of the transaction and terms that would be available to unrelated parties, the benefits to us, and, if it involves an independent director, any impact on independence. The committee will also inform our Board of any related party transactions involving directors or nominees. Since the SEC’s related party regulation also applies to directors’ and executive officers’ family members as well as entities in which they may be deemed to have an indirect material interest, it is possible that related person transactions could occur without a director or executive officer being aware of them and bringing them to us for approval. When we become aware of a related person transaction that has not been previously approved, the policy provides that it will be presented to our Audit Committee for ratification or other action. The policy also provides that our Audit Committee will review on an annual basis ongoing related person transactions having a remaining term of more than six months or a remaining amount in excess of $120,000.

Prior to dissolution of the Nominating and Corporate Governance Committee, the charter of CNX Gas’ Nominating and Corporate Governance Committee required the Nominating and Corporate Governance Committee to review the outside activities of directors and executive officers of the Company and decide questions of possible conflicts of interest of directors and executive officers of the Company. This review will now be performed by the full Board. The Company’s Corporate Governance Guidelines, which were amended in connection with the dissolution of the Nominating and Corporate Governance Committee, also contain provisions relevant to related party transactions in that they require that every director must seek the consent of the Board to confirm the absence of any actual or potential conflict prior to accepting any invitation to serve on another corporate or not-for-profit board of directors or with any government or advisory group. CNX Gas also requires that officers and directors adhere to written codes of business conduct and ethics regarding various topics including conflicts of interest, loans from the Company, the receipt of gifts, service in outside organizations, political activity and corporate opportunities; officers and directors certify compliance with these codes in writing each year. Historically, where related party transactions pose potential conflicts of interest involving directors or officers, the Audit Committee and Nominating and Corporate Governance Committees have elected to meet in joint session with the full Board in order to review, approve or ratify such transactions. The Chairman of the Board, and chairpersons of the Audit Committee and Nominating and Corporate Governance Committee lead deliberations and affected directors or officers may recuse themselves. Following the Management Reorganization, the Audit Committee will continue to meet with the full Board in order to deliberate on such transactions. In making determinations with respect to possible conflicts of interest, directors act in good faith and in the best interests of the Company and all stockholders, as required by law. Related party transactions that must be reviewed pursuant to the program outlined above may be identified by various sources, including the officers of the Company and the directors themselves (in this regard, the Company employs annual ethics compliance certifications, described above, and director and officer questionnaires to elicit relevant information). In 2009, other than the transactions described above, no related party transactions that would otherwise have required review and approval or notification were exempted from review.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

CNX Gas’ directors and executive officers are required under Section 16(a) of the Exchange Act to file reports of ownership and changes in ownership of CNX Gas common stock with the SEC and the NYSE. Based upon a review of filings with the SEC, written representations that no other reports were required, and on CNX Gas’ records, CNX Gas believes that during 2009, all Section 16(a) filing requirements applicable to its executive officers and directors were complied with.

EXECUTIVE COMPENSATION AND STOCK OPTION INFORMATION

Board of Directors’ Report

The Board of Directors has reviewed and discussed the Compensation Discussion and Analysis set forth below with CNX Gas’ management and, based upon such review and discussion, the Board recommended that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted,

The Board of Directors

J. Brett Harvey, Chairman

Philip W. Baxter

Raj K. Gupta

John R. Pipski

March 30, 2010

(The foregoing Board of Directors Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing of CNX Gas under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent CNX Gas specifically incorporates the Report by reference therein.)

Compensation Discussion and Analysis

The following Compensation Discussion and Analysis describes and discusses the compensation for 2009 and 2010 of our named executive officers—that is, those executive officers named in the Summary Compensation Table.

As noted above, effective January 16, 2009, CONSOL Energy and CNX Gas effected the Management Reorganization. As a result of that Management Reorganization, the executive officers of CNX Gas following January 16, 2009 were as follows:

•	J. Brett Harvey, President and Chief Executive Officer of CONSOL Energy, was appointed to the additional position of Chairman and Chief Executive Officer of CNX Gas.

•

Nicholas J. DeIuliis, then President and Chief Executive Officer of CNX Gas, was appointed Executive Vice President and Chief Operating Officer of CONSOL Energy. He also serves as President and Chief Operating Officer of CNX Gas.

•	Robert F. Pusateri was appointed Executive Vice President—Energy Sales and Transportation Services of both CONSOL Energy and CNX Gas.

•	William J. Lyons, Executive Vice President and Chief Financial Officer of CONSOL Energy and Chief Financial Officer of CNX Gas, is now also an Executive Vice President of CNX Gas.

•

P. Jerome Richey, Senior Vice President and General Counsel of CONSOL Energy, was appointed Executive Vice President—Corporate Affairs and Chief Legal Officer of CONSOL Energy and CNX Gas and also serves as Corporate Secretary for each company.

•	Robert P. King was appointed Executive Vice President—Business Advancement and Support Services of CONSOL Energy and CNX Gas.

As a result of the Management Reorganization, all of the current executive officers of CNX Gas are also executive officers of CONSOL Energy. At the time of the Management Reorganization, the Boards of CNX Gas and CONSOL Energy determined that all executive officers of CNX Gas will be compensated as executive officers of CONSOL Energy and will not be separately compensated as executive officers of CNX Gas. CONSOL Energy aggregates all applicable administrative costs (including costs associated with executive compensation) and cross charges a portion of these costs to CNX Gas. Compensation expenses for each individual executive, who serves as an officer of CONSOL Energy and CNX Gas, are not allocated to CNX Gas on a specific basis, but rather, are allocated in the general manner described in the preceding sentence. The aggregate charges allocated to CNX Gas are set forth in the Section titled “Certain Relationships and Related Party Transactions—Services Agreement” in this proxy statement. A discussion of the compensation of the executive officers of CONSOL Energy, including those executive officers who serve as executive officers of CNX Gas, is contained in CONSOL Energy’s proxy statement for its 2010 annual meeting of stockholders.

Role of our Board in Compensation Matters

As stated above, effective January 16, 2009, CONSOL Energy, which owns approximately 83.3% of CNX Gas’ outstanding common stock, effected a Management Reorganization. As a result of the Management Reorganization, our Compensation Committee was eliminated and our full Board assumed that role, effective as of the date of the Management Reorganization. Additionally, as a result of the Management Reorganization, all of our current executive officers are now compensated by CONSOL Energy and the decisions regarding their compensation are made by the CONSOL Energy compensation committee and board of directors. Therefore, with the exception of two of our current officers (although not executive officers as a result of the Management Reorganization) who continue to be compensated by us, our Board and Compensation Committee did not have a material role in the compensation of our named executive officers for the 2009 fiscal year and our Board will not have a material role in the compensation of our executive officers for 2010. Although, prior to its elimination, our Compensation Committee discussed and set compensation for our pre-Management Reorganization executive officers in December 2008 for fiscal 2009, those decisions became irrelevant for all but two of our named executive officers following the Management Reorganization, as the CONSOL Energy board and compensation committee made decisions with respect to our other named executive officers. For a discussion of the compensation of each of our named executive officers (and all of our executive officers) other than our Senior Vice President—Emerging Business Units and Senior Vice President—Established Business Units (the “CNX Gas Officers”), we direct you to the discussion of compensation in CONSOL Energy’s proxy statement for its 2010 annual meeting.

Objectives and Elements of the Compensation Program

During 2009, the objectives of our compensation program were to:

•	attract, motivate and retain high caliber officers capable of enhancing stockholder value;

•	emphasize “pay for performance,” with a significant portion of the total compensation opportunity tied to the Company’s financial and strategic goals; and

•	align the interests of our officers with those of the Company’s stockholders through equity-based compensation.

To achieve these objectives, our compensation program has the following elements:

•	base salary;

•	short-term (annual) incentive compensation;

•	long-term incentive compensation;

•	health and welfare benefits;

•	limited perquisites;

•	retirement and other post-employment benefits; and

•	severance arrangements.

Except as noted below, only the CNX Gas Officers participated in all these elements of our compensation program for 2009 and we do not expect any of our named executive officers for 2010 to participate in our compensation programs. Additionally, even with respect to the CNX Gas Officers, some of these elements were provided by CONSOL Energy rather than us, and therefore, certain determinations were made by the CONSOL Energy board and compensation committee rather than our Board.

Form of Compensation.    The principal elements of executive compensation are base salary, short-term incentive compensation and long-term incentive compensation. The sum of base salary and the target short-term incentive compensation opportunity is referred to as “total annual compensation” and the sum of total annual compensation and the target long-term incentive compensation opportunity is referred to as “total direct compensation.”

As in the past, the base salary of the CNX Gas Officers was determined by our Compensation Committee (prior to its elimination). Our Compensation Committee also initially set the base salary for our current President and Chief Operating Officer, however, that base salary was only paid by CNX Gas for approximately four weeks in 2009 (i.e., the time prior to the Management Reorganization) and we therefore believe a discussion of the determinations regarding his compensation is immaterial.

Establishing the short-term incentive compensation of our named executive officers for 2009 performance was determined by the CONSOL Energy board and compensation committee, and for our CNX Gas Officers, was delegated to management. CNX Gas paid in cash, pursuant to the CONSOL Energy short-term incentive plan, the short-term compensation earned by the CNX Gas Officers for the 2009 fiscal year. Each of CONSOL Energy’s and our Compensation Committee and Board, as applicable, believed that these components of compensation are customarily paid in the form of cash and did not determine to deviate from this custom.

During 2009, as a result of the Management Reorganization, the use of long-term incentive compensation at CNX Gas was eliminated for our named executive officers and each of our named executive officers received long-term incentives through CONSOL Energy adopted plans.

Each of these principal elements of compensation is described in more detail as follows:

Base Salary.    Base salary is intended to provide a guaranteed level of compensation to each named executive officer on a competitive basis for the performance of the duties required of his or her position at the high level expected by the Company. Base salaries are also the foundation for the rest of our compensation program, because certain incentives and benefits are calculated as a percentage of base salary. In 2009, we provided the base salary for only the CNX Gas Officers and for an immaterial portion of the year for our President and Chief Operating Officer. For a description of the policies regarding the base salary of our other named executive officers (including our President and Chief Operating Officer), we would encourage you to read CONSOL Energy’s proxy statement.

Short-Term Incentive Compensation.    Each of our named executive officers participates in the CONSOL Energy short-term incentive compensation program. Even though a CONSOL Energy plan, our Board believes the plan is designed to motivate the named executive officers of the Company to achieve annual, pre-established goals for specific performance criteria that impact stockholder value in the short term. We believe that the CONSOL Energy plan is similar to our prior short-term incentive plans in that the performance criteria is:

•	controllable—that is, the employee can affect the result;

•	measurable—that is, achievement of the goals can be measured; and

•	meaningful—that is, the criteria will impact stockholder value.

We believe this program is consistent with our “pay for performance” emphasis of the compensation program. The program, which is more fully described below, is paid in cash after the end of each fiscal year based on the achievement of pre-established company and individual performance goals.

Long Term Incentive Compensation Awards.     Following the Management Reorganization, the long-term compensation feature of our compensation program was eliminated at the CNX Gas level for our named executive officers, including the CNX Gas Officers. All long-term compensation for 2009 was determined by CONSOL Energy and paid by CONSOL Energy. Additionally, CONSOL Energy conducted an offer during 2009, whereby all CNX Gas employees were given the ability to exchange the previously issued 2007 and 2008 CNX Gas performance share unit awards for CONSOL Energy restricted stock units having equivalent value. All of our named executive officers who held those awards accepted the offer.

Compensation Committee Review of Compensation.    Prior to the Management Reorganization, the Compensation Committee reviewed and established each named executive officer’s base salary, target short-term incentive compensation opportunity and target long-term incentive compensation opportunity for 2009. For all named executive officers, the long-term compensation determination was replaced by the determination of the CONSOL Energy board and compensation committee and those awards were granted under CONSOL Energy plans. The short-term incentive awards were also governed by CONSOL Energy plans, however, the target compensation opportunity approved by the Compensation Committee for the CNX Gas Officers was retained by the CONSOL Energy board and compensation committee and payments pursuant to that plan for those officers were made by CNX Gas. Our Compensation Committee also set the 2009 base salary for the CNX Gas Officers (and the base salary of our President and Chief Operating Officer for an immaterial portion of 2009). The Compensation Committee reviewed the components of total direct compensation separately and in the aggregate and compared them against market data provided by the Compensation Committee’s compensation consultant. The Board and the Compensation Committee also reviewed the other elements of the compensation program for named executive officers (to the extent not provided through CONSOL Energy plans)—health and welfare benefits, perquisites, retirement and other post-employment benefits, and severance arrangements—when they determined it to be appropriate.

Our Board will not set the compensation of any of our executive officers for fiscal 2010. All of our executive officers will be compensated by CONSOL Energy in 2010.

Role of Outside Compensation Consultant and Executive Officers

Prior to the Management Reorganization, we engaged Deloitte Consulting, LLP as our outside compensation consultant. Deloitte Consulting analyzed all components of total direct compensation (base salary, target short-term incentive compensation opportunity, and target long-term incentive compensation opportunity) for 2009 for our executive officers who served in those capacities prior to the Management Reorganization. As a result of the Management Reorganization, this analysis is only relevant for the CNX Gas Officers and then only for their base salary and short-term incentive compensation. As a part of its analysis, Deloitte Consulting reviewed the appropriate peer group of companies from which to analyze market data. More specifically, the compensation consultant reviewed the compensation data (including other prevalent practices in incentive design, perquisites, stock ownership guidelines, etc.) from the peer group as a means to create a benchmark comparison on a position basis. Additionally, survey data was also utilized and reviewed as a second form of evaluating compensation practices. The collection of market data was intended to provide a sense of the competitive levels of compensation for each of the named executive officers.

The Compensation Committee utilized the Company’s General Counsel and human resources personnel to interface with and supply information to the compensation consultant, and the compensation consultant met separately with the Chairman of the Compensation Committee prior to Compensation Committee meetings in which the compensation consultant was involved.

In reviewing the compensation program for 2009, the Compensation Committee used the market data provided by the compensation consultant to serve as a guide. However, it was not the Compensation Committee’s policy to be bound by the market data. In addition to considering the benchmarking information and the other factors included in the compensation consultant’s analysis, the Compensation Committee solicited and received recommendations from our current President and Chief Operating Officer (then, our Chief Executive Officer) regarding all components of compensation for the CNX Gas Officers, including setting the performance goals used in the incentive plans and selection of long-term incentive vehicles.

Considerations in Developing the Compensation Program in 2009

Compensation Philosophy.    Our approach to the executive compensation program for 2009 was generally to set total direct compensation at or near the median of the proxy peer group, subject to adjustment based on factors such as the responsibilities of each officer, individual performance, years of service and related experience, internal value to the organization, competition for management talent in the industry and the overall compensation structure of the organization, including the compensation structure at CONSOL Energy.

Employment Arrangements.    None of our named executive officers has an employment agreement with CNX Gas, so we are not contractually obligated to provide any specific form or level of compensation. However, we provide certain of our named executive officers with severance benefits under Change-in-Control agreements and a severance pay plan, which are described below under “Severance Arrangements.”

Market Data.    In December 2008, for purposes of setting total direct compensation for 2009, the Compensation Committee, with the assistance of its outside compensation consultants, used two sources for compensation data at comparable companies: (i) proxy statements of a peer group of companies, and (ii) industry compensation surveys published by nationally-recognized compensation consulting firms. In advising the Compensation Committee, the compensation consultants used the proxy peer group data as the primary market reference and the survey data as a secondary market reference, because the proxy data provided more directly comparable information.

The peer group of companies utilized by the Compensation Committee for purposes of setting compensation for 2009 was recommended by our outside compensation consultants with input from CNX Gas management. The consultants assembled the group primarily based on oil and gas exploration and production companies with comparable revenues and market capitalization to CNX Gas. The peer group consisted of: Cabot Oil & Gas, Cimarex Energy, Denbury Resources, Equitable Resources, Forest Oil, Newfield Exploration, Pioneer Natural Resources, Plains Exploration & Production, Quicksilver Resources, Range Resources, Southwestern Energy, St. Mary Land & Exploration, Ultra Petroleum and Whiting Petroleum. This peer group is the same peer group used by the Compensation Committee in 2008. Using the same peer group in establishing compensation for different periods permits good comparability of market data between years.

For the December 2008 Compensation Committee meeting, at which total annual compensation for 2009 was set, the compensation consultant noted CNX Gas’ projected 2008 revenues were less than the 25th percentile of companies in the proxy compensation peer group, but its market capitalization was at the 63rd percentile of the proxy peer group companies. For purposes of setting 2009 compensation, the compensation consultant used the same proxy peer group and survey data as previously considered by the Compensation Committee for 2008 compensation, except that our compensation consultant “aged” the survey data to January 1, 2009 to reflect general cost-of-living and salary increases since the data was first compiled.

Due to the unique roles of the CNX Gas Officers, exact and reliable comparative positions at the peer group companies to those positions were generally not available, so the Compensation Committee reviewed the compensation levels for similar positions (such as top exploration and development officer, but not chief operations officer) in order to gain a general understanding of peer company compensation levels for those positions.

Design of the Short-Term Incentive Compensation Program for 2009

As stated above, all of the named executive officers participate in the short-term incentive compensation plan of CONSOL Energy following the termination of CNX Gas’ short-term incentive plan in February 2009.

However, since the CNX Gas Officers short-term incentive compensation plan is paid by us, we have included a summary description of that plan, as well as other determinations made under that plan with respect to the CNX Gas Officers. In February 2009, CONSOL Energy implemented the Short-Term Incentive Compensation Plan (which we call the “Short-Term Plan”) under its Executive Annual Incentive Plan to provide incentives to employees of CONSOL Energy and its subsidiaries to achieve performance goals and to reward its employees for the achievement of those goals. The Short-Term Plan is designed to deliver greater cash awards when CONSOL Energy and the employees are successful in achieving established targets and to pay less when CONSOL Energy and/or the employee fall short of these targets. The Short-Term Plan is also designed to provide incentive compensation (measured at target) that is comparable to compensation provided by companies with which CONSOL Energy competes for executive talent.

Each of the CNX Gas Officers had an opportunity to earn a 2009 bonus if CONSOL Energy achieved threshold level goals for any of the following reasons: (i) total shareholder return relative to the Shareholder Return Peer Group (50th percentile), (ii) EBITDA of $642,500,000 (50% of targeted EBITDA for 2009),* or (iii) annual Net Income of $285,166,500 (50% of targeted Net Income for 2009), and in the case of (ii) and (iii), are developed from the Board-approved profit objective for the year. If any of the thresholds were achieved, the CNX Gas Officers had the opportunity to earn his maximum bonus.

* Please refer to “EBITDA Reconciliations” on page 36 for information on the calculation of the target EBITDA, the actual EBITDA and the Short-Term Plan adjusted EBITDA for 2009.

The CONSOL Board then applied the following formula to determine the amount actually paid:

Base Salary	x	Opportunity Percentage	x	Annual Incentive Compensation Factor	=	Annual Award Payment

The “Opportunity Percentage” referenced in the above formula is expressed as a percentage of base salary. As discussed below, in December 2008, our Compensation Committee determined the Opportunity Percentages for our named executives for use with respect to the CNX Gas short-term incentive plan. When that plan was terminated, the use of the same Opportunity Percentage was approved for use with the CONSOL Energy Short-Term Plan as it applies to the CNX Gas Officers.

The “Annual Incentive Compensation Award Factor,” as referred to in the above formula, consists of the following three targets (each weighted equally):

•	Coal Results Target (which are based on 1/3 production, 1/3 costs and 1/3 safety)

•	Gas Results Target (which are based on 1/3 production, 1/3 costs and 1/3 safety)

•	Individual Performance Target (which includes those objectives set forth below)

Each of these targets is measured independently such that if one target is not achieved, an opportunity exists for the other targets to be achieved, resulting in an annual award payment. The scores may range from 70-200% for each target, with a 100% score indicating achievement of a target and a higher score (up to 200%) indicating that the target was exceeded. If the minimum score of 70% is not reached for a target, a score of zero will be recorded for that target.

Individual Performance Factor.    The individual performance factor is developed under the CONSOL Energy plan based on its team approach to achieving its strategic vision. The individual performance factors are not established as specific quantitative goals but rather qualitative and used by the Company as a means by which to make a subjective determination of each of their overall individual performances. For 2009, the CNX Gas Officers, together with the other executive officers of CONSOL Energy, had the following as their combined primary performance goals and objectives:

Executives’ Primary Goals and Objectives for 2009

Safety	Improving safety by continuing CONSOL Energy’s efforts to achieve a zero incidence rate. The Company’s efforts to achieve zero accidents are not measured by the safety incidence rate (as no accidents are acceptable), but rather how and whether the Company established an effective incentive program and training program.

Productivity	Continuing to optimize production rates and offsetting rising costs through efficient deployment of CONSOL Energy’s resources (such as investment in upgrading older mines with new technology). The Company’s efforts to optimize production rates are not measured by the amount of coal the Company produces, but rather the efficiency by which the Company produces that coal.

Sales and Marketing	Expanding both financial margins and market share for CONSOL Energy’s coal. Specific targets regarding financial margins and market share are not determined. Rather, the Compensation Committee—in a very general manner - considers, at end of the year, sales prices under the Company’s sales contracts for the year and the Company’s market share. However, the Company does consider costs per ton with respect to coal results and costs per Mcf with respect to gas results.

Finance	Protecting the Company’s current financial position measured by CONSOL Energy’s (i) Net Income and (ii) earnings before deducting net interest expense (interest expense less interest income), income taxes and depreciation, depletion and amortization (which we refer to as EBITDA).*

Organization	Continuing to analyze CONSOL Energy’s corporate and management structure to identify opportunities for enhancement and to unlock value.

Business Development	Expanding core business and business support via acquisitions and joint ventures.

Environmental	Participating in Greenhouse Gas initiatives and developing innovative environmental mitigation measures to maintain regulatory compliance.

Recruiting	Continuing to enhance CONSOL Energy’s image as an employer and becoming the employer of choice for prospective employees.

Corporate Governance	Effectuating good corporate governance by continuing to assist the Board in its oversight of CONSOL Energy and further enhancing communication between management and the Board.

*	CONSOL Energy’s EBITDA and Net Income targets for 2009 were $1,285,000,000* and $570,333,000, respectively. Please refer to “EBITDA Reconciliations” on page 36 for information on the calculation of the target EBITDA for 2009.

The individual goal and objectives are measured by the CNX Gas Officers’ direct report, which is our President and Chief Operating Officer. Our President and Chief Operating Officer does not separately consider each individual goal and objective identified below, nor does he assign any relative weights to these goals and objectives. For purposes of considering an individual’s performance, he made a subjective determination based on a review of each officer’s overall performance relative to such goals and objectives.

Long-Term Incentive Compensation Program for 2009

Although a long-term incentive compensation program was initially approved at the Compensation Committee’s December 2009 meeting, this plan was later terminated following the Management Reorganization. After the Management Reorganization, the named executive officers and other executive officers of CNX Gas began participating in the CONSOL Energy long-term incentive compensation program in their capacities as officers of CONSOL Energy. Under that program, in February 2009 the CONSOL Energy Board approved a long-term incentive compensation award for the named executive officers, except awards for the CNX Gas were determined by management. The award has three components—one-third is in the form of CONSOL Energy restricted stock units, one-third is in the form of CONSOL Energy stock options and one-third is in the form of CONSOL Energy performance share units.

Total Direct Compensation for 2009

Establishing Total Direct Compensation.    The Compensation Committee established base salaries and the short-term incentive compensation opportunity for our then executive officers, including the CNX Gas Officers, for 2009 at a meeting in December 2008. As stated above, the short-term incentive opportunity for the CNX Gas Officers was terminated in February of 2009 and replaced with the participation in CONSOL Energy’s short-term incentive program. However, the target award approved by our Compensation Committee was retained by the CONSOL Energy board, subject to satisfying the performance requirements of the plan described above and CNX Gas maintained the obligation to pay this award if earned. The short-term incentive opportunity for all of the other named executive officers is determined and paid by CONSOL Energy in accordance with CONSOL Energy’s plan. All long-term incentive compensation awards for the named executive officers are approved and paid by CONSOL Energy in accordance with their long-term plans.

In considering the levels of total annual compensation (base salary and target short-term incentive opportunity) to establish for the CNX Gas Officers for 2009, the Compensation Committee considered, among other things, the following:

•	actual 2008 total direct compensation—2008 base salary, 2008 short-term incentive compensation paid in 2009 and the January 1, 2008 target long-term incentive compensation opportunity and

•

proposed 2009 target total direct compensation—proposed 2009 base salary and proposed 2009 short-term incentive compensation opportunity, in each case, as proposed by the then Chief Executive Officer, and the proposed 2009 target long-term incentive compensation plan opportunity, for the CNX Gas Officers relative to the available market data. As stated above, the Compensation Committee also initially set the base salary and short-term incentive compensation of our President and Chief Operating Officer (then Chief Executive Officer), but following the Management Reorganization, all compensation for him was determined and paid by CONSOL Energy. Additionally, all compensation paid to the other named executive officers (other than the CNX Gas Officers) is also determined and paid by CONSOL Energy. Therefore, we direct your attention to the CONSOL Energy proxy statement for a description of the determinations made regarding the compensation of all of our named executive officers, other than the CNX Gas Officers.

The Compensation Committee considered the recommendations of our then Chief Executive Officer regarding the total annual compensation of the CNX Gas Officers. He recommended changes to the total annual compensation of the CNX Gas Officers in order to close the gap to the median total direct compensation for similar positions as proxy peer group companies. Our then Chief Executive Officer views these positions to have equivalent responsibilities and importance to the organization.

The Compensation Committee evaluated his recommendations against the available market data as of December 2008. Among other things, the data showed:

•	The CNX Gas Officers’ actual 2008 and proposed 2009 total direct compensation were less than the 25th percentile for comparable positions at proxy peer group companies.

•	The median total annual compensation at proxy peer companies for similar positions was $644,000.

•	The proposed total direct compensation of the CNX Gas Officers’ is above the 75th percentile as compared to the survey data.

The Compensation Committee evaluated the then Chief Executive Officer’s recommendations in light of the above market data. In addition, the Compensation Committee considered, in consultation with the then Chief Executive Officer, the operating performance of the Company in 2008, the performance of the Company’s stock price relative to the stock price performance of the Company’s peers (not the same peer group used by the compensation consultants for benchmarking purposes), the individual performance and collective accomplishments of management in 2008, the ambitious long-range plan of the Company for 2009 and beyond, the responsibilities of each position, the importance of retaining these officers in the current environment, the experience level of these officers and their importance to the organization.

Based on all of the foregoing, and taking into account the Compensation Committee’s compensation philosophy, the Compensation Committee approved the following total annual compensation for the CNX Gas Officers:

Officer	2008 Base Salary	2009 Base Salary	2008 Short-Term Opportunity (as % of Base Salary)	2009 Short-Term Opportunity (as % of Base Salary)
Senior Vice President— Established Business Units	$260,625	$300,000	65%	65%

Senior Vice President— Emerging Business Units	$260,625	$300,000	65%	65%

Payout Under the Short-Term Plan for 2009 Performance.    In February 2010, the CONSOL compensation committee determined that CONSOL Energy had achieved all three of the threshold level goals for its performance in 2009 as set forth above. To summarize, the CONSOL compensation committee determined that:

•	Total Shareholder Return relative to the peer companies was in the 68th percentile (more than the benchmark 50th percentile of the Total Shareholder Return Peer Group for 2009).

•	Annual EBITDA (adjusted pursuant to the terms of the Short-Term Plan) for fiscal year 2009 was $1,234,068,131 (i.e., exceeding $642,500,000 (50% of the target EBITDA for 2009)).*

•	Annual Net Income for fiscal year 2009 was $546,915,169 (i.e., exceeding $285,166,500 (50% of the target Net Income for 2009)).

* Please refer to “EBITDA Reconciliations” on page 36 for information on the calculation of the target EBITDA, the actual EBITDA and the Short-Term Plan adjusted EBITDA for 2009.

The CONSOL compensation committee further determined as follows, with respect to the Company Performance Measures related to the CONSOL Energy Short-Term Plan:

Coal Results

In early 2010, the CONSOL compensation committee and the independent members of the Board reviewed and evaluated the Coal Results for 2010, and determined the following scores for Coal:

Element	Original Target	Revised Target*	Actual Results	Coal Score (Based on Revised Targets)
Production	62,906,367 tons	59,345,548 tons	59,389,348	101%
Cost/Ton	$33.69	$34.91	$34.41	114%
Safety	Zero Accidents	Zero Accidents	—	151%
Total	—	—	—	122%

The production and cost/ton targets were revised because CONSOL Energy exercised market discipline and intentionally pulled back on production, and thus, increased costs slightly, to better match supply with demand and protect shareholder value.

Gas Results

In early 2010, the CONSOL compensation committee and the independent members of the Board reviewed and evaluated the Gas Results for 2009, and determined the following scores for Gas:

Element	Original Target	Actual Results	Gas Score
Production	85.6 Bcf	94.4 Bcf	200%
Cost/Mcf	$4.09	$3.62	200%
Safety	Zero Accidents	Zero Accidents	200%
Total	—	—	200%

Individual Results

In early 2010, our President and Chief Operating Officer reviewed and assessed the CNX Gas Officers’ performances in 2009 relative to the executive’s primary goals and objectives set forth above. As a result of this assessment, the CNX Gas Officers received an individual score of 180. As a result of the weighted average of these three performance measures, the payout for each of these individuals was approximately $326,000.

Setting Total Direct Compensation for 2010

As stated above, we do not expect to set or pay any compensation with respect to our executive officers in fiscal 2010.

Health and Welfare Benefits

We also provide health and welfare benefits to the CNX Gas Officers, but following the Management Reorganization all such benefits are provided by CONSOL Energy with respect to our other named executive officers. These benefits are not tied to any individual or corporate performance objectives or goals and are intended to be part of an overall competitive compensation program. For example, we offer health insurance (medical, dental and vision), life insurance, disability insurance and other benefits to our employees generally. Our named executive officers (to the extent not provided by CONSOL Energy) participate in these plans on the same terms as other eligible employees, subject to any legal limits on the amounts that may be contributed by or paid to the named executive officers under such plans.

Perquisites

At its meeting in December 2008, the Compensation Committee reviewed the perquisites available to the named executive officers. The principal perquisites in which named executive officers are eligible to participate in the discretion of the then Chief Executive Officer (for executive officers other than the Chief Executive Officer) are a vehicle allowance, club memberships and financial planning assistance. The compensation consultants assisting with the Compensation Committee’s review concluded that the perquisites provided to our named executive officers are in line with market practice, except that the tax gross-up that the officers receive on certain of their benefits is not best practice in the market. Following the Management Reorganization, the CNX Gas Officers, were the only named executive officers participating in our perquisites program. All other named executive officers participated in the perquisites program offered by CONSOL Energy.

Our Board believes that the perquisites we provide the CNX Gas Officers are reasonable, competitive and consistent with our overall compensation program. The named executive officers who participated in these programs in 2009 and the financial benefit to them of participating in these programs are more fully described in the footnotes to the Summary Compensation Table and the narrative section following the Summary Compensation Table and the Grants of Plan-Based Awards Table.

Retirement and Other Post-Employment Benefits

401(k) Plan.    Our employees, including our named executive officers, are entitled to participate in CONSOL Energy’s 401(k) defined contribution plan. With respect to the named executive officers that receive a base salary from us, we contribute an amount to each such named executive officer’s and other participant’s account equal to 100% of each participant’s basic contributions up to 6% of each participant’s base salary, subject to applicable federal income tax limits. Effective as of December 31, 2006, this 401(k) plan was amended to provide an additional contribution by us of 3% of each eligible participant’s base salary, subject to applicable federal income tax limits. As more fully set forth immediately below in the Section entitled “Pension Plan,” based on an employee’s date of hire, participation in the amended 401(k) plan additional benefit was optional and offered as an alternative to other post-employment benefits under the CNX Gas Employee Retirement Plan. None of our named executive officers elected to receive the additional 401(k) contribution benefit.

Pension Plan.    To provide our employees with substantially similar pension benefits to those which they had as CONSOL Energy employees, we adopted the CNX Gas Employee Retirement Plan (the “Retirement Plan”). After January 1, 2006, our employees’ pension benefits are calculated and paid pursuant to the Retirement Plan as more fully described in the narrative section following the Pension Benefits Table. Our employees hired prior to August 1, 2004, including any of the named executive officers employed by us, have benefits under the CONSOL Energy Employee Retirement Plan in connection with their prior service with CONSOL Energy.

Benefits under the Retirement Plan are based on an employee’s years of service and average monthly pay during the employee’s five highest-paid years (“Covered Compensation”). “Average monthly pay” for this purpose includes regular compensation and does not include annual short term incentive compensation amounts or other bonuses or compensation in excess of limits imposed by the U.S. Internal Revenue Code. Covered Compensation for CNX Gas’ named executive officers is reflected in the “Salary” column of the Summary Compensation Table (up to $245,000, the 2009 limit imposed by the U.S. Internal Revenue Code).

Effective as of December 31, 2006, in light of recent changes in the law regarding defined benefit pension plans and the volatility of the funding obligations associated with such pension plans, CNX Gas amended the Retirement Plan as part of an effort to transition its retirement benefit program from a defined benefit arrangement to a defined contribution plan arrangement. Pursuant to the amendment, participants in the Retirement Plan who were hired by CNX Gas on or before December 31, 2005, or who were otherwise employed by CONSOL Energy (or an affiliate) immediately prior to the date of hire by CNX Gas to the extent hired by CNX Gas after December 31, 2005, will have an option to remain in the Retirement Plan or have their benefits under the Retirement Plan frozen as of December 31, 2006 and thereafter, at the employee’s election to participate in the amended 401(k) plan described above in the Section entitled “401(k) Plan.” The amendment also provided that Retirement Plan participants who were not employed by CONSOL Energy (or an affiliate) immediately prior to the date of hire by CNX Gas and were hired by CNX Gas between January 1, 2006 and December 31, 2006 will have their benefits under the Retirement Plan frozen effective December 31, 2006 and will, effective January 1, 2007, participate in CNX Gas’s amended 401(k) plan. Finally, the amendment provided that all employees not eligible to participate in the Retirement Plan on December 31, 2006 and all employees hired by CNX Gas on or after January 1, 2007 will not be eligible to participate in the Retirement Plan, but if otherwise eligible, participate in CNX Gas’ amended 401(k) plan.

Messrs. DeIuliis, Onifer and Albert each elected to remain in the Retirement Plan.

The CNX Gas Corporation Employee Retirement Plan was merged into the CONSOL Energy Inc. Employee Retirement Plan effective March 1, 2009. As a result of the merger, participants who are or were employed at separate times by CNX Gas and CONSOL Energy and were eligible for benefits under the CNX Gas Plan will receive one benefit payment from the Pension Plan. The merger did not change whether a CNX Gas employee was eligible for the CNX Gas Plan.

The benefit formulas and options under the CNX Gas Plan and the Pension Plan are essentially the same. The merger will essentially cause service with both companies to be counted once under the merged CNX Gas Plan and the CONSOL Plan. This merger will not, however, change the methods for counting service if a CNX Gas employee subsequently becomes employed by CONSOL. Thus, for example, Mr. DeIuliis’ benefit calculated with respect to his service at CNX Gas will not change even though he is now employed at CONSOL and is accruing a benefit under the CONSOL Plan.

CONSOL Energy Supplemental Retirement Plan.    Based on an outside compensation consultant’s analysis and recommendations, the CONSOL Energy compensation committee determined in December 2006 that it was advisable to restore benefits offered to certain levels of employees through the adoption of the Supplemental Retirement Plan. The CONSOL Energy Supplemental Retirement Plan (the “SERP”) is independent of the Pension Plan formula. Benefits under the SERP are calculated by taking 50% of the average of the highest five consecutive annual compensation amounts (including short-term incentive compensation payments), and multiplying by a service fraction. The objective of the SERP, which went effective January 1, 2007, is to promote the interests of CONSOL Energy and our shareholders by facilitating the attraction and retention of key employees vital to our success.

On September 8, 2009, the CONSOL Energy compensation committee adopted amendments to the SERP to, among other things, include certain employees of its majority-owned subsidiary, CNX Gas, and to give service credit under the SERP for service with CNX Gas to all participants in the Plan who are or formerly were employees of CNX Gas, including Messrs. DeIuliis, Albert and Onifer. The amendments to the SERP are consistent with the integration of CNX Gas’ compensatory arrangements into Company programs as part of the Management Reorganization which occurred in January 2009.

Additional details regarding the SERP are more fully described in “Understanding Our Pension Benefits Table” on page 55 of the CONSOL Energy proxy statement.

Severance Arrangements

CNX Gas Change-in-Control Severance Agreements.    CNX Gas has entered into Change-in-Control severance agreements with Messrs. DeIuliis, Albert and Onifer; these agreements are more fully described under the section entitled “Understanding the Employment Termination or Change-in-Control Tables” in this proxy statement. These agreements provide for severance compensation in the event that the officer’s employment terminates without cause or for good reason following a Change-in-Control of the Company or CONSOL Energy. The purpose of these agreements is to:

•

Ensure that the actions and recommendations of the senior management of the Company with respect to a possible or actual Change-in-Control of the Company are in the best interests of the Company and all of its stockholders, and are not influenced by their own personal interests concerning their continued employment status after the Change-in-Control.

•	Reduce the distraction regarding the impact of an actual or potential Change-in-Control on the personal situation of the named executive officer.

The Compensation Committee believes that the terms of these agreements are competitive and appropriate for those named executive officers and at the time were consistent with CONSOL Energy’s practices. The Change-in-Control severance agreements provide that each named executive officer party to such an agreement will receive severance benefits if his or her employment is terminated or constructively terminated after, or in connection with, a Change-in-Control (as defined therein and which includes a Change-in-Control of CONSOL Energy). Under such circumstances, the named executive officers would be entitled, among other severance payments and benefits, to a lump sum cash payment equal to (i) a multiple of such named executive officer’s base pay plus (ii) a multiple of such named executive officer’s incentive pay. The multiple for Mr. DeIuliis is 2.5, and for Messrs. Albert and Onifer is 2.0. The Change-in-Control severance agreements also provide that all CNX Gas and CONSOL Energy equity granted to such named executive officer will become fully vested and/or exercisable on the date the Change-in-Control occurs and all stock options or stock appreciation rights will remain exercisable for the period set forth in the applicable award agreement. Further, if it is determined that any payment by the Company to or for such named executive officer’s benefit would constitute an “excess parachute payment” within the meaning of Section 280G of the U.S. Internal Revenue Code, the Company will: (a) in the case of Mr. DeIuliis, pay to him a “gross-up payment,” subject to some limitations, such that the net amount retained by him after deduction of any excise tax imposed under Section 4999 of the U.S. Internal Revenue Code, and any tax imposed upon the gross-up payment, will be equal to the payment; and (b) in the case of all other executive officers party to a Change-in-Control severance agreement, apply a limitation on any payment such that the payment will not be subject to the limitation of deduction under section 280G of the U.S. Internal Revenue Code. To protect the Company’s business interests, the Change-in-Control severance agreements also contain confidentiality obligations, a one-year non-competition covenant and a two-year non-solicitation covenant.

Severance Pay Plan.    Our named executive officers are eligible to receive benefits under CONSOL Energy’s Severance Pay Plan for Salaried Employees (hereinafter referred to as the “Severance Pay Plan”), which is more fully described under the section entitled “Executive Compensation and Stock Option Information—Understanding the Employment Termination or Change-in-Control Tables” beginning on page 48 of this proxy statement. This plan is maintained by CONSOL Energy primarily for employee retention purposes and provides payment to eligible employees who are terminated because of a reduction in work force or because of being replaced by employees returning from leaves of absence. All full-time salaried employees of CONSOL Energy and its subsidiaries are eligible for coverage under the plan under the terms and conditions provided therein. With respect to those named executive officer’s employed by us (i.e., Messrs. Albert and Onifer), in the event of a termination of such named executive officer’s employment with CNX Gas, under the circumstances described in the plan, such named executive officer would be entitled to one week’s compensation from us for each completed full year of continuous service with CONSOL Energy and its subsidiaries up to a maximum of 25 weeks of compensation during such named executive officer’s lifetime.

Tax Considerations

The Compensation Committee and the Board considered the impact of the applicable tax laws with respect to compensation paid under the Company’s plans, arrangements and agreements. As described below, in some instances, applicable tax laws impose potential penalties on such compensation and/or result in a loss of deduction to the Company for such compensation.

Section 162(m).    With some exceptions, Section 162(m) of the U.S. Internal Revenue Code limits the Company’s deduction for compensation in excess of $1,000,000 paid to specified covered employees (generally the Company’s Chief Executive Officer and the Company’s other named executive officers, excluding the Chief Executive Officer). Compensation paid to covered employees is not subject to the deduction limitation if it is considered “qualified performance-based compensation” within the meaning of Section 162(m) of the Code. The Compensation Committee and Board have reserved the discretion to provide compensation that is both market and performance-based. Some awards under the Equity Incentive Plan, such as stock options, and under the Short-Term Plan, and the performance share unit awards described above, were intended to qualify for deduction under Section 162(m) of the U.S. Internal Revenue Code at the time of grant. While the Compensation Committee and the Board considers the tax impact of any compensation arrangement, the Compensation Committee and Board evaluates such impact in light of our overall compensation philosophy. The Compensation Committee and Board reserves the right to approve non-deductible compensation if they believe it is in the best interests of our stockholders. Additionally, if any provision of a program or award that is intended to be performance-based, within the meaning of Section 162(m) of the U.S. Internal Revenue Code, is later found to not satisfy the conditions of Section 162(m), the Company’s ability to deduct such compensation may be limited.

Section 280G.    In addition, if a Change-in-Control of the Company causes compensation, including performance-based compensation, or awards, including but not limited to options or units, to be paid or accelerate in vesting, a covered employee could, in some cases, be considered to have received “parachute payments” within the meaning of Section 280G and Section 4999 of the U.S. Internal Revenue Code. Pursuant to Section 4999, a covered employee can be subject to a 20% excise tax on excess parachute payments. Similarly, under Section 280G of the U.S. Internal Revenue Code, the Company is denied a deduction for excess parachute payments. As indicated above, the Company and its subsidiaries have entered into Change-in-Control agreements whereby, if it is determined that any payment or distribution by the Company to or for the covered employee’s benefit would constitute an “excess parachute payment,” the Company will pay to the covered employee a gross-up payment, subject to some limitations, such that the net amount retained by the disqualified person after deduction of any excise tax imposed under Section 4999 of the U.S. Internal Revenue Code, and any tax imposed upon the gross- up payment, will be equal to such payments or distributions. As set forth above, these gross-up payments are only available to Mr. DeIuliis. Gross-up payments will not be deductible by the Company. The Compensation Committee and the Board believes that the inclusion of a gross-up provision in the Change-in-Control agreements is competitive and was consistent with CONSOL Energy’s practices at the time the agreements were approved. Further, it allows the Company to provide those executives with the intended level of severance benefits without regard to the impact of the excise tax.

Stock Ownership Guidelines

The Board rescinded the stock ownership guidelines previously in place in February 2009, as a result of the Management Reorganization. The named executive officers will now be subject to the stock ownership guidelines of CONSOL Energy, which are described in CONSOL Energy’s proxy statement for its 2010 annual meeting of stockholders.

EBITDA Reconciliations

CONSOL Energy defines EBITDA as earnings before deducting net interest expense (interest expense less interest income), income taxes and depreciation, depletion and amortization.

Target EBITDA (2009).    Our target EBITDA for the 2009 performance period of $1,285,000,000 was calculated as follows: Net Income ($570,000,000), plus net interest expense ($47,000,000), plus income taxes ($239,000,000), plus DD&A ($429,000,000).

Actual EBITDA (2009).    For information on the calculation of our actual EBITDA for 2009 of $1,223,937,000, please refer to Part II, Item 6 (page 61) of the CONSOL Energy Form 10-K filed on February 9, 2010.

Short-Term Plan Adjusted EBITDA (2009).    Pursuant to the Short-Term Plan for the 2009 performance period, certain specified adjustments can be made to the final EBITDA calculation. Accordingly, the actual EBITDA for the 2009 performance period was increased from $1,223,937,000 (as referred to immediately above) to $1,234,068,131. This $10,131,131 increase was attributable to the following program permitted adjustments: (i) expenses associated with reorganizations, and (ii) intangible and tangible impairments pursuant to FAS 144.

Executive Compensation

SUMMARY COMPENSATION TABLE(1)

The following table discloses the compensation paid to our named executive officers in 2007, 2008 and 2009 and for which CNX Gas was financially responsible (along with their current positions with the Company or positions held with the Company prior to the Management Reorganization, where applicable)—Mr. Harvey, our principal executive officer, Mr. DeIuliis, our president and chief operating officer and former principal executive officer, William J. Lyons, who has served as the principal financial officer of CNX Gas since February 19, 2008, and two additional individuals, Messrs. Onifer and Albert, for whom disclosure in the table below would have been required but for the fact that they were no longer serving as executive officers of CNX Gas at the end of 2009.

	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards(1) ($) (e)	Option Awards(2) ($) (f)	Non-Equity Incentive Plan Compensation(3) ($) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4) ($) (h)	All Other Compensation ($) (i)		Total ($) (j)
J. Brett Harvey(5) Chairman and Chief Executive Officer	2009	—	—	—	—	—	—	—		—

Nicholas J. DeIuliis(6)	2009	44,154	—	—	—	—	—	4,177	(6)	48,331
President and Chief Operating Officer	2008	546,154	—	2,079,983	—	1,106,000	2,609	59,915	(6)	3,794,661
	2007	495,769	—	1,687,504	—	755,300	839	48,954	(6)	2,988,366

William J. Lyons(7)	2009	—	—	—	—	—	—	—		—
Executive Vice President and Chief Financial Officer	2008	—	—	—	—	—	—	—		—

J. Michael Onifer	2009	309,570	—	195,000	195,000	326,290	527,223	30,291	(8)	1,583,374
Former Senior Vice President—Established Business Units	2008	256,947	—	249,995	—	338,813	42,362	28,516	(8)	916,633
	2007	197,923	—	121,545	—	210,375	52,578	13,924	(8)	596,345

Randall M. Albert	2009	309,570	—	195,000	195,000	326,290	494,623	31,632	(9)	1,552,115
Former Senior Vice President—Emerging Business Units	2008	256,947	—	249,995	—	338,813	48,215	41,615	(9)	935,585
	2007	195,769	—	117,010	—	202,875	45,855	12,793	(9)	574,302

(1)	The values set forth in this column reflect awards of CONSOL Energy restricted stock units (“RSUs”) for 2009 and CNX Gas performance share units (“PSUs”) for 2007 and 2008, and are based on the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718 (disregarding the impact of estimated forfeitures related to service-based vesting conditions). For the CONSOL Energy RSUs and CNX Gas PSUs, the grant date fair value was computed based upon the closing price of that respective company’s stock on the date of grant, except that for the PSUs, there was an adjustment based on management’s estimate of the probability that the performance conditions required for vesting will be achieved.
(2)

We no longer have any outstanding CNX Gas PSUs. Pursuant to an exchange offer, CONSOL Energy took the value of the CNX Gas PSUs for 2007 and 2008 and determined what an equivalent value at January 16, 2009 would be for CONSOL Energy RSUs. In order to effectuate this, on March 13, 2009, CONSOL Energy filed a registration statement on Form S-4 relating to the registration of the CONSOL Energy RSUs and the common stock underlying those RSUs, to be issued to the holders of the CNX Gas PSUs. On August 6, 2009, the holders of the CNX Gas PSUs surrendered them to the Company in exchange for CONSOL Energy issuing to them CONSOL Energy RSUs on substantially similar terms (including but not limited to vesting periods and forfeiture terms). More specifically, Messrs. DeIuliis, Onifer and Albert each exchanged their PSU awards (reflected in this column) for 291,625, 28,051 and 27,679 CONSOL Energy RSUs, respectively. The CNX Gas PSUs granted for 2009 were cancelled by our Board.

The values set forth in this column reflect CONSOL Energy stock option awards and are based on the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718 (disregarding the impact of estimated forfeitures related to service-based vesting conditions). A discussion of the relevant assumptions made in the valuation of these awards is stated in CONSOL Energy’s Form 10-Ks (Note 18). The values do not correspond to the actual value that will be recognized by the named executives.
(3)	Under the Short-Term Incentive Compensation Plan, the relevant performance measures were satisfied in 2007, 2008 and 2009, and thus reportable in 2007, 2008 and 2009, as applicable.
(4)	Amounts reflect the actuarial increase in the present value of the named executive officer’s benefits under the CNX Gas Retirement Plan (which was merged into the CONSOL Energy Inc. Employee Retirement Plan effective March 1, 2009) and the CONSOL Energy Supplemental Retirement Plan determined using the interest rate and mortality rate assumptions consistent with those used in CNX Gas’s Annual Reports on Form 10-K for the fiscal years ended December 31, 2007, 2008 and 2009, respectively. This increase includes amounts which the named executive officer may not currently be entitled to receive because such amounts are not vested. Amounts do not include, for Messrs. Harvey, DeIuliis, and Lyons, the actuarial increase in present value under the CONSOL Energy Retirement Plan or the CONSOL Energy Supplemental Retirement Plan. Amounts do not include, for Messrs. Onifer and Albert, the actuarial increase in present value for credited service years earned as a CONSOL Energy employee under the CONSOL Energy Employee Retirement Plan.
(5)	Mr. Harvey does not currently receive compensation from CNX Gas for his service as an executive officer and/or a director on the CNX Gas Board.
(6)	Mr. DeIuliis does not currently receive compensation from CNX Gas for his service as an executive officer, and did not receive any compensation from CNX Gas in connection with his service as a director on the CNX Gas Board.

Additionally,	Mr. DeIuliis’ personal benefits include:

•	For 2009: an annual vehicle allowance. The total in column (i) also includes $2,649 in matching contributions paid by CNX Gas under CONSOL Energy’s 401(k) plan.

•

For 2008: an annual vehicle allowance, annual physical exam, financial planning and club membership, and certain associated tax gross ups, including: $1,880 for country club membership and $3,143 for financial planning. The total in column (i) also includes $13,800 in matching contributions paid by CNX gas under CONSOL Energy’s 401(k) plan.

•

For 2007: an annual vehicle allowance, annual physical exam, financial planning and club membership, and certain associated tax gross ups, including: $748 for country club membership and $3,001 for financial planning. The total in column (i) also includes $12,981 in matching contributions paid by CNX gas under CONSOL Energy’s 401(k) plan.

(7)	Mr. Lyons does not currently receive compensation from CNX Gas for his service as an executive officer, and did not receive any compensation from CNX Gas in connection with his service as a director on the CNX Gas Board.
(8)	Mr. Onifer’s personal benefits include:

•

For 2009: the use of a Company vehicle, financial planning, airplane travel, club membership, a safety related bonus of $225, and certain associated tax gross ups, including: $629 for club membership and $5,526 for financial planning. The total in column (i) also includes $14,700 in matching contributions paid by CNX Gas under CONSOL Energy’s 401(k) plan.

•

For 2008: the use of a Company vehicle, financial planning, airplane travel, club membership, and certain associated tax gross ups, including: $1,332 for club membership and $3,367 for financial planning. The total in column (i) also includes $13,800 in matching contributions paid by CNX Gas under CONSOL Energy’s 401(k) plan and $222 for air travel on the Company’s airplane.

•	For 2007: the use of a Company vehicle and a safety related bonus of $500. The total in column (i) also includes $11,818 in matching contributions paid by CNX Gas under CONSOL Energy’s 401(k) plan.
(9)	Mr. Albert’s personal benefits include:

•

For 2009: the use of a Company vehicle, financial planning, airplane travel, club membership, a safety related bonus of $225, and certain associated tax gross ups, including: $2,054 for club membership and $4,293 for financial planning. The total in column (i) also includes $14,700 in matching contributions paid by CNX Gas under CONSOL Energy’s 401(k) plan.

•

For 2008: the use of a Company vehicle, financial planning, airplane travel, club membership, and certain associated tax gross ups, including: $1,147 for club membership and $7,367 for financial planning. The total in column (i) also includes $13,800 in matching contributions paid by CNX Gas under CONSOL Energy’s 401(k) plan and $471 for air travel on the Company’s airplane.

•	For 2007: the use of a Company vehicle and a safety related bonus of $500. The total in column (i) also includes $11,688 in matching contributions paid by CNX Gas under CONSOL Energy’s 401(k) plan.

GRANTS OF PLAN-BASED AWARDS (2009)

The following table sets forth each grant of awards made to a named executive officer in the 2009 fiscal year under plans established by CONSOL Energy and for which CNX Gas was financially responsible for the payment thereof.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (STIC Awards)(1)			Estimated Future Payouts Under Equity Incentive Plan Awards (LTIP Awards)			All Other Stock Awards: Number of Shares of Stock or Units (RSUs)(2) (#) (i)	All Other Option Awards: Number of Securities Underlying Options (#) (j)	Exercise or Base Price of Option Awards ($/Sh) (k)	Grant Date Fair Value of Stock and Option Awards (Target)(4) ($) (l)
Name (a)	Grant Date (b)		Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
J. Brett Harvey	—		—	—	—	—	—	—	—	—	—	—

William J. Lyons	—		—	—	—	—	—	—	—	—	—	—

Nicholas J. DeIuliis	—		—	—	—	—	—	—	—	—	—	—

J. Michael Onifer	2/17/09	(3)	—	—	—	—	—	—	—	13,752	27.90	195,000
	2/17/09	(3)	—	—	—	—	—	—	7,053	—	—	195,000
	—		68,250	195,000	390,000	—	—	—	—	—	—	—

Randall M. Albert	2/17/09	(3)	—	—	—	—	—	—	—	13,752	27.90	195,000
	2/17/09	(3)	—	—	—	—	—	—	7,053	—	—	195,000
	—		68,250	195,000	390,000	—	—	—	—	—	—	—

(1)	Payments were made pursuant to the CONSOL Energy Short-Term Incentive Compensation Plan under the Executive Annual Incentive Plan.
(2)	Each of the restricted stock unit awards included in this column have associated dividend equivalent rights and were granted under the CONSOL Energy Equity Incentive Plan.
(3)	Grants were made under the CONSOL Energy Equity Incentive Plan.
(4)	The values set forth in this column reflect awards of restricted stock units and/or options, and are based on the aggregate grant date fair value of the awards computed in accordance with FASB ASC Topic 718 (disregarding the impact of estimated forfeitures related to service-based vesting conditions).

•

For restricted stock units, the grant date fair value is computed based upon the closing price of CONSOL Energy’s stock on the date of grant. The values do not correspond to the actual value that will be recognized by the named executives.

•

For stock options, a discussion of the relevant assumptions made in the valuation of these awards is stated in Note 18 in CONSOL Energy’s Form 10-K for the year ended December 31, 2009. The values do not correspond to the actual value that will be recognized by the named executives.

Understanding Our Summary Compensation Table and Grants of Plan-Based Awards Table

Overview.    As stated above, as a result of the Management Reorganization, all of the current executive officers of CNX Gas are also executive officers of CONSOL Energy. At the time of the Management Reorganization, the Boards of CNX Gas and CONSOL Energy determined that all executive officers of CNX Gas will be compensated as executive officers of CONSOL Energy and will not be separately compensated as executive officers of CNX Gas. CONSOL Energy aggregates all applicable administrative costs (including costs associated with executive compensation) and cross charges a portion of these costs to CNX Gas. Compensation expenses for each individual executive, who serves as an officer of CONSOL Energy and CNX Gas, are not allocated to CNX Gas on a specific basis, but rather, are allocated in the general manner described in the preceding sentence. In the case of Messrs. Onifer and Albert, who are no longer executive officers of CNX Gas and are not executive officers of CONSOL Energy, CNX Gas assumes all compensation expenses associated with them for their services to CNX Gas. With respect to the current executive officers, the aggregate charges allocated to CNX Gas are set forth in the Section titled “Certain Relationships and Related Party Transactions—Services Agreement” in this proxy statement. Therefore, Messrs. Harvey and Lyons did not receive any compensation from CNX Gas in their roles as executive officers of CNX Gas and Mr. DeIuliis received only four weeks of base salary in his role as an executive officer of CNX Gas in 2009. As a result of this compensation structure, Messrs. Harvey, Lyons and DeIuliis will largely have no compensation (either cash or equity) to disclose. Additionally, we have omitted certain tables, such as the Option Exercises and Stock Vested Table and Non-Qualified Deferred Compensation Table, for which there is no applicable disclosure to be made with respect to any of the named executive officers set forth in our Summary Compensation Table.

Employment Agreements.    None of Messrs. Harvey, DeIuliis, Lyons, Onifer or Albert has an employment agreement with CNX Gas.

Effective as of January 16, 2009, J. Brett Harvey, President and Chief Executive Officer of CONSOL Energy began performing the functions of the Company’s chief executive officer. However, Mr. Harvey is not being compensated by the Company for his services in this role.

Effective as of February 19, 2008, William J. Lyons, Chief Financial Officer of CONSOL Energy began performing the functions of the Company’s principal financial officer and principal accounting officer. However, Mr. Lyons is not being compensated by the Company for his services in this role.

Stock Options Awarded under the CONSOL Energy Equity Incentive Plan.    The CONSOL Energy Equity Incentive Plan permits the granting of options, both incentive stock options and non-qualified stock options, to purchase shares of CONSOL Energy common stock. CONSOL Energy’s compensation committee establishes the exercise price at the time each option is granted. The CONSOL Energy Equity Incentive Plan provides that the option exercise price for each share covered by an option, including incentive and non-qualified options, must equal or exceed the fair market value of a share of CONSOL Energy common stock on the date the option is granted, and that the term of the option may not exceed ten years from the grant date. Generally, stock option awards vest ratably over a three-year period.

The exercise price of options granted under the CONSOL Energy Equity Incentive Plan may be paid for by (i) cash, or its equivalent, (ii) by exchanging shares of CONSOL Energy common stock (which are not the subject of any pledge or other security interest) with a fair market value on the exercise date equal to the aggregate exercise price of the options, or (iii) a participant electing to pay all or any portion of the aggregate exercise price by having shares with a fair market value on the exercise date equal to the aggregate exercise price withheld by CONSOL Energy or sold by a broker-dealer.

The CONSOL Energy Equity Incentive Plan also provides that the Compensation Committee may provide in an award agreement for the automatic grant of a restoration option to a participant who delivers shares in payment of the exercise price of any option granted under the plan, or in the event that the withholding tax liability arising upon exercise of any such option by a participant is satisfied through the withholding by CONSOL Energy of shares otherwise deliverable upon exercise of the option. A restoration option entitles the holder to purchase a number of shares equal to the number of such shares delivered or withheld upon exercise of the original option. A restoration option must have an exercise price of not less than 100% of the fair market value on the grant date. To date, the CONSOL Energy compensation committee has not granted any options with a restoration provision.

Restricted Stock Units Awarded under the CONSOL Energy Equity Incentive Plan.    Restricted stock units may also be granted under the CONSOL Energy Equity Incentive Plan. The CONSOL Energy compensation committee determines the number of restricted stock units to be granted to each participant, the duration of such awards, the conditions under which the restricted stock units may be forfeited to CONSOL Energy, and the other terms and conditions of such awards. Generally, restricted stock unit awards vest ratably over a three-year period. Restricted stock units are structured to comply with Section 409A of the Code. Accordingly, distributions shall be made only upon a permissible distribution event, including upon separation from service, and the timing and implementation of deferral elections must occur with rules prescribed by Section 409A of the Code.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END (2009)

The following table sets forth all unexercised options and restricted stock unit that have not vested which have been awarded to our named executive officers by CONSOL Energy or CNX Gas (as applicable) and that are outstanding as of December 31, 2009. In the case of the CONSOL Energy equity awards, the tables only reflect those awards for which CNX Gas is financially responsible for the payment thereof.

	Outstanding Equity Awards at Fiscal Year-End (2009)—CONSOL Energy Equity Awards Paid by CNX Gas
	Option Awards						Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)		Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
J. Brett Harvey	—	—		—	—	—	—		—	—	—
Nicholas J. DeIuliis	—	—		—	—	—	—		—	—	—
William J. Lyons	—	—		—	—	—	—		—	—	—
J. Michael Onifer	—	13,752	(1)	—	$27.90	2/17/2019	—		—	—	—
	—	—		—	—	—	22,407	(2)	$1,115,869	—	—
Randall M. Albert	—	13,752	(1)	—	$27.90	2/17/2019	—		—	—	—
	—	—		—	—	—	22,407	(2)	$1,115,869	—	—

(1)	Options granted on February 17, 2009 vest and become exercisable in three equal annual installments (subject to rounding) beginning on the first anniversary of the grant date.
(2)	Of this total, 4,707 restricted stock units granted on February 17, 2009 vest in three equal annual installments (subject to rounding) beginning on the first anniversary of the grant date and 17,700 restricted stock units granted on August 6, 2009 as part of the exchange offer will vest on December 31, 2010.

	Outstanding Equity Awards at Fiscal Year-End (2009)—CNX Gas Equity Awards Paid by CNX Gas
	Option Awards					Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (1) (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
J. Brett Harvey	—	—	—	—	—	—	—	—	—
Nicholas J. DeIuliis	281,481	—	—	16.00	8/8/2015	—	—	—	—
	162,768	—	—	28.50	4/28/2016	—	—	—	—
William J. Lyons	—	—	—	—	—	—	—	—	—
J. Michael Onifer	25,000	—	—	16.00	8/8/2015	—	—	—	—
	6,613	—	—	28.50	4/28/2016	—	—	—	—
Randall M. Albert	22,222	—	—	16.00	8/8/2015	—	—	—	—
	6,613	—	—	28.50	4/28/2016	—	—	—	—

(1)	All of the stock options referenced in this column have vested.

Mr. DeIuliis’ stock option award for 281,481 shares vested, in equal annual installments (subject to rounding) on each of August 8th of 2006, 2007, 2008 and 2009. Mr. DeIuliis’ other stock option award for 162,768 shares vested in full on April 28, 2009.

Mr. Onifer’s stock option award for 25,000 shares vested, in equal annual installments (subject to rounding) on each of August 8th of 2006, 2007, 2008 and 2009. Mr. Onifer’s other stock option award for 6,613 shares vested in full on April 28, 2009.

Mr. Albert’s stock option award for 22,000 shares vested, in equal annual installments (subject to rounding) on each August 8th of 2006, 2007, 2008 and 2009. Mr. Albert’s other stock option award for 6,613 shares vested in full on April 28, 2009.

PENSION BENEFITS

The following table sets forth information with respect to each plan that provides for specified retirement payments or other benefits that will be provided primarily following retirement, including tax-qualified defined benefit plans, but excluding defined contribution plans.

Name (a)	Plan Name (b)	Number of Years Credited Service (#) (c)	Present Value of Accumulated Benefit(1) ($) (d)	Payments During Last Fiscal Year ($) (e)
J. Brett Harvey	—	—	—	—

Nicholas J. DeIuliis	—	—	—	—

William J. Lyons	—	—	—	—

J. Michael Onifer	CONSOL Energy Inc. Employee Retirement Plan	4	199,357	—

	CONSOL Energy Supplemental Retirement Plan	20	483,145	—

Randall M. Albert	CONSOL Energy Inc. Employee Retirement Plan	4	181,743	—
	CONSOL Energy Supplemental Retirement Plan	20	455,714	—

(1)	Accumulated benefit earned through December 31, 2009 computed using FAS87 assumptions as stated in CNX Gas Corporation’s Annual Report on Form 10-K (Note 12) for the fiscal year ended December 31, 2009. Amounts do not include, for Messrs. Onifer and Albert, the present value for credited service years earned as a CONSOL Energy employee under the CONSOL Energy Employee Retirement Plan.

Understanding Our Pension Benefits Table

CONSOL Energy Inc. Employee Retirement Plan.    Prior to March 1, 2009, CNX Gas maintained the CNX Gas Corporation Employee Retirement Plan, a non-contributory retirement plan, for the benefit of salaried employees of CNX Gas. The CNX Gas Retirement Plan was merged into the CONSOL Energy Inc. Employee Retirement Plan effective March 1, 2009. As a result of the merger, participants who are or were employed at separate times by CNX Gas and CONSOL Energy and were eligible for benefits under the CNX Gas Plan will receive one benefit payment from the Pension Plan. The merger did not change whether a CNX Gas employee was eligible for the CNX Gas Plan, and any time for which a participant was ineligible under the CNX Gas Plan will not be granted under the CONSOL Plan. Messrs. DeIuliis, Onifer and Albert are now participants in the CONSOL Energy Inc. Retirement Plan. Full-time (or those who have completed 1,000 or more hours of service during a 12-month consecutive period beginning on the employment date) salaried employees who have completed five years of employment with CNX Gas or CONSOL Energy, earn the right to receive certain benefits upon retirement at the normal retirement age of 65. Payments commencing prior to age 65 are reduced on an actuarial equivalent basis. Payment under the plan may not commence prior to age 50 except in the event of an Incapacity Retirement as described below.

•

Incapacity Retirement:    Employees who have attained age 40 with at least ten years of service who are deemed disabled and consequently receive a social security disability award proving the disability occurred while engaged in employment with CNX Gas or CONSOL Energy are eligible for an incapacity retirement resulting in an unreduced benefit, payable in the form of an annuity, commencing the month following termination. In the event of disability, Messrs. DeIuliis, Onifer and Albert would qualify for an incapacity retirement under the CONSOL Energy Inc. Retirement Plan as of December 31, 2009.

•

Separation Retirement:    Employees who terminate employment with five years or more of service prior to attaining age 50 or have attained age 50 but have fewer than ten years of service upon termination qualify for a separation retirement. Payment of the accrued vested benefit is payable at an amount reduced for age beginning at age 50 or the full benefit may be paid at age 65. Mr. DeIuliis is eligible for Separation Retirement under the CONSOL Energy Inc. Retirement Plan; however he would not be entitled payment until he reached the age of 50.

•

Early Retirement:    Employees who have completed ten or more years of service and are age 50 or older upon termination are eligible for early retirement. If eligible for early retirement, an employee may elect to defer payment to age 65 or elect to begin payment the first of any month up to age 65, subject to a reduction for age as mentioned above. Messrs. Onifer and Albert are eligible for early retirement under the CONSOL Energy Inc. Retirement Plan.

•

Normal Retirement:    Employees who terminate employment with five or more years of service and have attained age 65 qualify for normal retirement. Payment of the full benefit commences the month following termination. None of Messrs. DeIuliis, Albert or Onifer qualify for normal retirement as of December 31, 2009.

Pension benefits for salaried employees under the CONSOL Energy Inc. Retirement Plan, as amended, are based on an employee’s years of service and average monthly pay during the employee’s five highest-paid years, which is referred to as the covered compensation. Average monthly pay for this purpose includes regular compensation but excludes compensation in excess of limits imposed by the federal Internal Revenue Code. Such covered compensation is reflected in the “Salary” column of the Summary Compensation Table (up to $245,000 for 2009).

The benefit formulas and options under the merged CONSOL Energy Inc. Retirement Plan are essentially the same as under the prior CNX Gas Plan. The merger will essentially cause service with both companies to be counted once under the merged Plan. This merger will not, however, change the methods for counting service if a CNX Gas employee subsequently becomes employed by CONSOL Energy. Therefore, the calculation of the benefits for Messrs. Albert and Onifer will essentially remain unchanged under the merged Plans, and CNX Gas will have the obligation to fund such benefits. The benefits for all other named executive officers are funded by CONSOL Energy.

The portion of accrued pension benefit earned under the CONSOL Energy Inc. Retirement Plan is payable in the form of a single life annuity, 50% joint and survivor annuity, 75% joint and survivor annuity (effective January 1, 2008) or 100% joint and survivor annuity.

CONSOL Energy Supplemental Retirement Plan.    On December 5, 2006, the CONSOL Energy Board approved and adopted the CONSOL Energy Supplemental Retirement Plan, effective January 1, 2007. Certain modifications were made to the CONSOL Energy Supplemental Retirement Plan which became effective December 4, 2007. The CONSOL Energy Supplemental Retirement Plan is designed primarily for the purpose of providing benefits for a select group of management and highly compensated employees of the Company and its subsidiaries and is intended to qualify as a “top hat” plan under the Employee Retirement Income Security Act of 1974, as amended. The CONSOL Energy Supplemental Retirement Plan is an unsecured obligation of the Company, the benefits of which will be paid from its general assets. CNX Gas’ employees did not originally participate in the CONSOL Energy Supplemental Retirement Plan.

On September 9, 2009, the Board of CONSOL Energy adopted amendments to the Supplemental Retirement Plan to, include certain employees of CNX Gas, including Messrs. Albert and Onifer, and to give service credit under the Plan for service with CNX Gas to all participants in the Plan who are or formerly were employees of CNX Gas. The amendments to the Supplemental Retirement Plan are consistent with the integration of CNX Gas’ compensatory arrangements into Company programs as part of the Management Reorganization which occurred in January 2009.

The Compensation Committee has reserved the right to terminate a participant’s participation in the CONSOL Energy Supplemental Retirement Plan at any time. Additionally, if a participant’s employment is terminated or if a participant no longer meets the CONSOL Energy Supplemental Retirement Plan’s basic eligibility standards, the participant’s participation in the CONSOL Energy Supplemental Retirement Plan (and right to accrue any benefits under it) will terminate automatically, with no further action required. Final average compensation and years of service will be determined at this time.

The amount of each participant’s benefit as of age 65 (expressed as an annual amount) will be equal to 50% of “final average compensation” multiplied by the “service fraction” as calculated on the participant’s date of employment termination with the Company. “Final average compensation” means the average of a participant’s five highest consecutive annual compensation amounts (annual base salary plus amounts received under the Short-Term Incentive Compensation Plan) while employed by CONSOL Energy or its subsidiaries. The “service fraction” means a fraction with a numerator equal to a participant’s number of years of service and with a denominator of 20. The service fraction can never exceed one.

The benefit described above will be reduced by a participant’s age 65 vested benefits (including benefits which have been paid or are payable in the future (converted to an annual amount)) under: (a) the CONSOL Energy Inc. Retirement Plan; and (b) any other plan or arrangement providing retirement type benefits, including arrangements with prior employers, to the extent service with such other employer or under such arrangement is credited under the CONSOL Energy Supplemental Retirement Plan.

No benefit will be vested under the CONSOL Energy Supplemental Retirement Plan until a participant has five years of service with the CONSOL Energy, CNX Gas or another participating subsidiary while the participant meets the eligibility standards in the plan. For a description of the effect of employment termination or change in control upon a participant’s right to benefits under the CONSOL Energy Supplemental Retirement Plan, see “Understanding the Employment Termination or Change-in-Control Tables” on page 48.

Benefits under the CONSOL Energy Supplemental Retirement Plan will be paid in the form of a life annuity with a guaranteed term of 20 years (which will be the actuarial equivalent of a single life annuity) commencing in the month following the later to occur of: (a) the end of the month following the month in which the participant turns age 50; or (b) the end of the month following the month in which the employment termination of a participant occurs. In the event the benefits commence prior to the participant’s normal retirement age, the benefit will be actuarially reduced, as necessary (using assumptions specified in the Pension Plan).

CNX Gas maintains the obligation to fund 100% of the benefits earned by Messrs. Albert and Onifer, as employees of CNX Gas, under the CONSOL Energy Supplemental Retirement Plan.

EQUITY COMPENSATION PLAN INFORMATION

	(a)		(b)		(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted- average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))
Equity compensation plans approved by security holders	1,433,663	(3)	$20.10	(1)	849,033	(2)
Equity compensation plans not approved by security holders	—		—		—
Total	1,433,663		$20.10		849,033

(1)	The weighted-average exercise price is with respect to outstanding stock options only and does not take into account outstanding restricted stock units which do not have an associated exercise price.
(2)	Of this total, the Board may decide how to allocate awards among stock options, stock appreciation rights, restricted stock units, performance awards, and other stock-based awards.
(3)	Of this total, 1,428,211 are outstanding stock options and 5,452 are outstanding restricted stock units.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

The following tables and narratives describe the potential payments that could be made by the Company to named executive officers at, following, or in connection with any termination, including, without limitation, resignation, termination by the Company without cause, and, termination by the Company for cause. Since Messrs. Harvey, DeIuliis and Lyons are compensated by CONSOL Energy, a discussion of their potential payments upon a termination of employment are discussed in the CONSOL Energy proxy statement.

J. Michael Onifer, Senior Vice President—Established Business Units

Executive Benefits and Payments Upon Termination	Early Retirement	Incapacity Retirement (with a social security disability)	Termination for Good Reason or Not for Cause (reduction in force)		Termination For Cause	Death	Disability (without a social security disability)	Change in Control(1)
Compensation:
Base Salary	—	—	—		—	—	—	$600,000
Short-Term Incentive(2)	$195,000	$195,000	$195,000		—	$195,000	$195,000	$447,034
Long-Term Incentive Compensation:
CONSOL Energy Options: Unvested(3)	—	$566,582	$566,582		—	$566,582	—	$566,582
CONSOL Energy Restricted Stock Units: Unvested(3)	—	$1,115,869	$234,409		—	$1,115,869	—	$1,115,869
Benefits and Perquisites:
CONSOL Energy Employee Retirement Plan(4)	$320,846	$491,725	$320,846		$320,846	—	$320,846	$320,846
CONSOL Energy Supplemental Retirement Plan(5)	—	$1,220,931	—		—	$494,331	$1,191,703	$2,604,316
Disability Benefits(6)	—	—	—		—	—	$1,246,139	—
Basic Life Insurance(7)	—	—	—		—	$522,000	—	—
280G Tax Gross-Up	—	—	—		—	—	—	—
Other(8)	$28,846	$28,846	$28,846	(9)	—	$38,846	$28,846	$104,750
Total:	$544,692	$3,618,953	$1,345,683		$320,846	$2,932,628	$2,982,534	$5,759,397	(10)

*	Applicable footnotes follow the last table in this section of the Proxy Statement.

Randall M. Albert, Senior Vice President—Emerging Business Units

Executive Benefits and Payments Upon Termination	Early Retirement	Incapacity Retirement (with a social security disability)	Termination for Good Reason or Not for Cause (reduction in force)		Termination For Cause	Death		Disability (without a social security disability)	Change in Control(1)
Compensation:
Base Salary	—	—	—		—	—		—	$600,000
Short-Term Incentive(2)	$195,000	$195,000	$195,000		—	$195,000		$195,000	$437,445
Long-Term Incentive Compensation:
CONSOL Energy Options: Unvested(3)	—	$566,582	$566,582		—	$566,582		—	$566,582
CONSOL Energy Restricted Stock Units: Unvested(3)	—	$1,115,869	$234,409		—	$1,115,869		—	$1,115,869
Benefits and Perquisites:
CONSOL Energy Employee Retirement Plan(4)	$293,962	$487,003	$293,962		$293,962	145,574	(5)	$293,962	$293,962
CONSOL Energy Supplemental Retirement Plan(5)	—	$1,253,065	—		—	$470,862		$1,221,143	$2,600,205
Disability Benefits(6)	—	—	—		—	—		$1,108,051	—
Basic Life Insurance(7)	—	—	—		—	$522,000		—	—
280G Tax Gross-Up	—	—	—		—	—		—	—
Other(8)	$28,846	$28,846	$28,846	(9)	—	$38,846		$28,846	$104,750
Total:	$517,808	$3,646,365	$1,318,799		$293,962	$3,054,733		$2,847,002	$5,718,813	(10)

(1)	If a change in control occurred and the executive’s employment did not terminate, the named executive would be entitled only to the payments and benefits shown under Long-Term Incentive Compensation. The narrative following these tables contains a description of “change in control.”
(2)	The amount shown for the “short-term incentive” compensation, other than for the change in control, is the target bonus for which the executive was eligible for during the period ended December 31, 2009. In the event of a qualifying termination in connection with a change in control, each named executive, pursuant to his change in control agreement, would be entitled to a pro rated payment of his “short-term incentive” compensation based upon the length of service during the year in which the termination occurs. Using the assumption that a change in control occurred at year-end, the executive would have already earned the short-term incentive award and we have not, therefore, reflected this amount in the table. Assuming a target payout for 2009 and a change in control at year-end, each individual would receive—in addition to the amount shown in the table—the amounts set forth in the Grants of Plan-Based Awards Table under the target amounts for non-equity incentive plan awards.
(3)	The values for long-term incentive compensation represent the value of the unvested CONSOL Energy stock options and restricted stock units, which would, in the case of death or change in control, accelerate and vest and in all other termination scenarios would continue to vest according to the vesting schedule. The value of the CONSOL Energy unvested options and restricted stock units was calculated using a closing market price of $49.80 for CONSOL Energy.
(4)	Amounts represent the present value of accumulated benefit computed through December 31, 2009 payable January 1, 2010 using FAS 87 assumptions as stated in Note 12 to the CNX Gas Form 10-K. Amounts shown for Incapacity Retirement represent the unreduced benefit otherwise payable at age 65 for Messrs. Onifer and Albert. Amounts shown for death represent the Surviving Spouse Benefit under the Pension Plan payable in the form of an annuity to the spouse commencing the month following death if the employee had attained age 50 or the month following the month the deceased would have attained age 50. Because Mr. Onifer was not married as of December 31, 2009, the CNX Gas Retirement Plan does not provide a benefit as of that date.
(5)

Amounts represent the present value of accumulated benefit computed through December 21, 2009 payable January 1, 2010 using FAS 87 assumptions as stated in Note 12 to the CNX Gas Form 10-K except for amounts shown for termination under a change in control which represent the lump sum actuarial equivalent value of accumulated benefits through December 31, 2009 using the PBGC rate in effect January 1, 2010 and assumed mortality in accordance with the 1971 Group Annuity Mortality Table set back two years. See “CONSOL Energy

Supplemental Retirement Plan” on page 44 for a discussion on mandatory forms of payment for the plan. Amounts shown for Incapacity Retirement and Disability represent the unreduced benefit otherwise payable at age 65. Amounts shown for death represent the benefit payable to the participant’s beneficiary for a guaranteed twenty year term determined as if the participant had separated from service immediately prior to his death. Amounts shown for termination under a change of control represent the full value payable at December 31, 2009. Messrs. Onifer and Albert have less than five years of eligible service as of December 31, 2009, therefore no benefits are vested as of this date, except in the case of Incapacity Retirement, Disability, Death or change in control where benefits vest immediately.

(6)	Disability benefits are paid up until age 65, are based upon 60% of base salary in the case of Mr. Albert and 70% in the case of Mr. Onifer, and are offset by the amount of any social security disability benefits and retirement benefits received.
(7)	Basic life insurance is provided to the executive payable at two times base salary (with a maximum total benefit of $1,000,000).
(8)	Other benefits include, as applicable in the relevant columns, the following CNX Gas benefits:

•	outplacement service in the event of a Change-in-Control and funeral expense allowance in the event of death,

•

in the event of a termination following a Change-in-Control, the estimated premium for the continuation of health benefits, and the estimated value of matching contributions paid by CNX Gas under CONSOL Energy’s 401(k) plan, and

•

in the event of early retirement, incapacity retirement, death, termination not for cause and Change-in-Control, accrued vacation pay. We have not included in the table other payments or benefits that would be paid by CONSOL Energy to those executives who were formerly employed by CONSOL Energy for their prior services to CONSOL Energy.

(9)	In the event of a termination as a result of a reduction in force (as determined by CNX Gas in its sole discretion) in addition to the amounts shown in the tables above each of the executives is entitled to severance pay based on years of service, resulting in values $120,192 to each of Messrs. Onifer and Albert.
(10)	Actual amounts may be less as a result of a limitation on payment included in each named executive officer’s Change-in-Control severance agreement that provides for a reduced payment which maximizes the aggregate present value of the payment to the named executive officer without causing any portion of the payment to be subject to the limitation of deduction under section 280G of the U.S. Internal Revenue Code.

Understanding the Employment Termination or Change-in-Control Tables

Change-in-Control Severance Agreements.    CNX Gas has entered into Change-in-Control severance agreements with each of Messrs. DeIuliis, Onifer and Albert, which provide for payments to be made by the Company upon the named executive officer’s termination, subject to the conditions set forth below, including CONSOL Energy’s reemployment rights with respect to Messrs. DeIuliis, Onifer and Albert.

Pursuant to the terms of the agreements, any named executive officer will be eligible for benefits if he is terminated:

(1)

after, or in connection with, a Change-in-Control (as defined below) for any reason other than cause, death or disability or if, within the two-year period after a Change-in-Control, he is actually or constructively terminated, which includes the occurrence of: (a) a material adverse change in his position; (b) a material reduction in annual base salary or target bonus or a material reduction in employee benefits; (c) a material change in circumstances, including a material change in the scope of CNX Gas’ business, which has rendered the named executive officer unable to carry out his duties, provided that a good faith determination by him that such material change has occurred will be conclusive and binding on CNX Gas; (d) in connection with the liquidation, dissolution, merger, consolidation or reorganization of CNX Gas or transfer of all or substantially all of CNX Gas’ business or assets, CNX Gas breaches the agreement by not requiring the successor to assume the obligations under the agreement; or (e) the relocation of the named executive officer’s principal work location to a location that increases his normal commute by 50 miles or more or that his required travel away from the office materially increases; or

(2)	other than for cause, death or disability, not more than three months prior to the date on which a Change-in-Control occurs or at the request of a third party who consummates a Change-in-Control within twelve months of the termination date and upon the execution of a release, the terms of which are set forth below.

Payments to be made pursuant to the agreements include:

(1)	a lump sum cash payment equal to (x) (i) a multiple of the named executive officer’s base pay, plus (ii) a multiple of the named executive officer’s incentive pay (the multiple, in each case, for Mr. DeIuliis is 2.5, and for Messrs, Onifer and Albert is 2.0); and (y) a pro rated payment of his incentive pay for the year in which his termination of employment occurs;

(2)	for 24 months (30 months in the case of Mr. DeIuliis), the continuation of medical and dental coverage (or a lump sum payment in lieu of continuation at the election of CNX Gas);

(3)	if the named executive officer would have been eligible for post-retirement medical and dental coverage had he or she retired from employment during the period of 24 months (30 months in the case of Mr. DeIuliis) following termination of employment but is not so eligible because of the termination, then at the end of the 24 month (30 months in the case of Mr. DeIuliis) period described in (2) above, CNX Gas will provide continued medical and dental coverage comparable to that which would have been available to him or her under the CNX Gas post-retirement medical and dental benefits program for as long as such coverage would have been available under that program (or a lump sum cash payment in lieu of continuation at the election of CNX Gas);

(4)	a lump sum cash payment equal to the amount that the named executive officer would have received under CNX Gas’ 401(k) plan as a match, had he or she been eligible to participate in CNX Gas’ 401(k) plan for 24 months (30 months in the case of Mr. DeIuliis) after his termination date, and had he or she contributed the maximum amount to the plan for the match;

(5)	a lump sum cash payment equal to the difference between the present value of his accrued pension benefits at his termination date under CNX Gas’ qualified defined benefit plan and (if eligible) any pension restoration plan (together, the “pension plans”) and the present value of the accrued pension benefits to which the named executive officer would have been entitled under the pension plans had he or she continued participation in those plans for 24 months (30 months in the case of Mr. DeIuliis) after his termination date;

(6)	a lump sum cash payment of $25,000 in order to cover the cost of outplacement assistance services and other expenses associated with seeking other employment; and

(7)	any amounts earned, accrued or owing but not yet paid as of his termination date, payable in a lump sum, and any benefits accrued or earned in accordance with the terms of any applicable benefit plans and programs of CNX Gas.

In addition, upon a Change-in-Control, all equity awards held by the named executive officer in CNX Gas and CONSOL Energy will become fully vested and/or exercisable on the date the Change-in-Control occurs and all stock options or stock appreciation rights will remain exercisable for the period set forth in the applicable award agreement.

The Change-in-Control severance agreements for Messrs. DeIuliis, Onifer and Albert also provide that in the event that their employment is terminated in connection with a Change-in-Control for any reason other than death, disability or cause or if such named executive officer is constructively terminated as described above (other than in the event of a Change-in-Control of CONSOL Energy), CONSOL Energy may, in its sole discretion, elect on or before the 30th day following such named executive officer’s termination date to reemploy the named executive officer on a full time basis in a salaried position. In the event CONSOL Energy elects to reemploy the named executive officer, the named executive officer shall be entitled to receive generally comparable annual base salary, incentive pay and employee benefits from CONSOL Energy for a period not extending beyond the two year anniversary of the Change-in-Control (the “reemployment period”). If the named executive officer refuses or fails to accept CONSOL Energy’s offer of reemployment, the named executive officer will not be considered to have terminated employment with CNX Gas and will not receive any benefits under the above-described Change-in-Control severance agreements.

Upon any reemployment by CONSOL Energy, the named executive officer must agree and acknowledge that no compensation and benefits will be payable to such named executive officer under the Change-in-Control severance agreement, except by CONSOL Energy during the reemployment period and the named executive officer will terminate his agreement with CNX Gas and execute a new Change-in-Control severance agreement with CONSOL Energy. If, however, CONSOL Energy terminates the named executive officer’s employment with it during the reemployment period, CONSOL Energy will have to pay the officer the Change-in-Control payments and benefits described above offset by any salary, incentive pay and months of benefits, as applicable, received by the named executive officer from CONSOL Energy during the reemployment period.

In the event the named executive officer is terminated under circumstances described above and CONSOL Energy does not exercise its right to reemploy the officer (in the case of Messrs. DeIuliis, Onifer and Albert), CNX Gas may, in its sole discretion, elect to require reasonable cooperation from him following his termination date for up to 24 months (the “consultancy period”). During the consultancy period, the named executive officer must be available to provide advice and assistance to CNX Gas. In no event may the named executive officer be required to provide more than five (5) hours of consulting services per work week without his consent and the officer will be permitted to engage in other business activities, subject to some restrictions.

With respect to Mr. DeIuliis, if it is determined that any payment or distribution by CNX Gas to or for his benefit would constitute an “excess parachute payment” within the meaning of Section 280G of the Code, CNX Gas will pay to him a “gross-up payment” subject to some limitations, such that the net amount retained by him after deduction of any excise tax imposed under Section 4999 of the Code, and any tax imposed upon the gross-up payment, will be equal to the amount otherwise due absent any excise tax.

To be eligible for payments and benefits provided for under the Change-in-Control severance agreements, the named executive officer is required to execute, and not revoke, a written release of any and all claims against CNX Gas and all related parties, including CONSOL Energy and/or its affiliates, with respect to all matters arising out of the executive’s employment (other than entitlements under the terms of the Change-in-Control severance or under any other plans or programs of the Company or CONSOL Energy in which the executive participated and under which the executive has accrued or become entitled to a benefit) or a termination thereof.

The Change-in-Control severance agreements contain a confidentiality provision which provides that the named executive officer will not disclose any confidential or proprietary information to any person not employed by the Company, or use such information in connection with engaging in competition with the Company (including CONSOL Energy and its subsidiaries). The provision will not apply (i) in the course of the business of and for the benefit of the Company, CONSOL Energy or their subsidiaries, (ii) if such information has become, through no fault of the executive, generally known to the public, or (iii) if the executive is required by law to make disclosure.

In addition to the confidentiality agreements, CNX Gas’ obligations to provide payments and benefits under the Change-in-Control severance agreements are expressly conditioned upon the executive’s covenants not to compete with, and not to solicit employees from, the Company (including CONSOL Energy and its subsidiaries). The non-competition provision of the agreements prohibits the executive from engaging in (directly or indirectly), having any substantial ownership interest (i.e., a greater than 5% interest in the outstanding voting stock), or participating in the financing, operation, management or control of any restricted entity without the prior written consent of the Board for a period of one year. The non-solicitation provision prohibits the executive from soliciting, encouraging or taking action to induce Company employees to terminate their employment with the Company, or interfering with the Company’s contractual or employment relationship with any such employee for a period of two years.

CONSOL Energy Supplemental Retirement Plan.    If a participant’s employment with CONSOL Energy or any subsidiary terminates for “cause” (which, as defined to include a violation of any nonsolicitation, noncompetition, or nondisclosure provision contained in any agreement entered into by and between a participant and CONSOL Energy or any subsidiary, including CNX Gas), no benefits will be payable under the plan. Additionally, each participant will agree by participating in the Supplemental Retirement Plan that within ten (10) days after the date we provide the participant with a notice that there has occurred a termination on account of “cause,” the participant will pay to us in cash an amount equal to any and all distributions paid to or on behalf of such participant under the plan within the six (6) months prior to the date of the earliest breach. A forfeiture of Supplemental Retirement Plan benefits will also occur for certain cause events even if the event does not occur or is not discovered until after any termination of employment. Benefits under the CONSOL Energy Supplemental Retirement Plan will immediately vest upon death or disability of a participant or upon a “change in control” (as described below).

Further, if the participant’s employment is terminated after, or in connection with, a “change of control” (as defined in the CONSOL Energy Supplemental Retirement Plan) on account of:

•	an involuntary termination associated with a “change in control” within the two year period after the “change in control,” or

•

a termination other than for “cause” or due to the participant’s death or disability that (A) occurs not more than three months prior to the date on which a “change in control” occurs or (B) is required by a third party who initiates a “change in control,” the participant will be entitled to the vested benefits in a lump sum payment.

The benefit will be calculated as if the participant terminated on the date of the change in control, but the participant will be considered only for purposes of applying the appropriate actuarial reduction to have a minimum age of 55 and a minimum of 20 years of credited service. Additional service credit will also be provided for the term of any payments under a participant’s CIC Agreement, if any, with the Corporation. See “Understanding our Pension Benefits Table” on page 43 for more information regarding the CONSOL Energy Supplemental Retirement Plan.

Severance Pay Plan for Salaried Employees.    Eligible employees of CNX Gas are entitled to benefits under the CONSOL Energy Inc. Severance Pay Plan immediately upon completion of one year of continuous service with the Company. Pursuant to the plan, upon termination, the named executive officer is entitled to one week’s compensation for each completed full year of continuous service, up to a maximum of 25 weeks’ compensation, subject the plan’s reemployment provisions described below. Benefits under the plan do not apply where the officer is terminated for cause or resigns, or where such officer’s employment ends in connection with the sale of stock or all or part of a Company’s assets and the officer is offered employment by the purchaser (or its affiliate).

Calculation of the one week’s compensation is on the basis of straight time pay (excluding any bonus or overtime compensation) for such employee’s permanently assigned position. In addition to severance benefits, employees will be granted any vacation pay to which they are entitled. Officers with less than one year of service will be paid only to and including the date of termination.

In the event that the terminated officer is re-employed as a full-time employee before the severance pay period has expired, the employee is required to reimburse the Company for the amount of severance benefits which relate to the unexpired period. If the officer was granted vacation pay, the officer may, at his option, remit the vacation pay to the Company and schedule a later vacation at a time mutually agreed upon with the Company.

Officers will not be entitled to severance under this plan unless and until such officer executes, and does not revoke, a release, deemed satisfactory by the Company, waiving any and all claims against the Company, its affiliates and subsidiaries and all related parties.

CONSOL Energy Stock Options.    In the event that a named executive’s employment with CONSOL Energy or CNX Gas, as applicable, is terminated for “cause” as defined in the CONSOL Energy Equity Incentive Plan or the named executive breaches non-competition or proprietary information covenants (see description below), then any stock option (whether vested or unvested) that is granted to the named executive will be canceled and forfeited in its entirety on the date of termination of employment or breach of covenant, as applicable. In addition, any stock option exercised during the six month period prior to such termination of employment or breach of covenant, as applicable, will be rescinded, and the named executive will be required to pay, within 10 days, an amount in cash equal to the gain realized by the exercise of the stock option.

In the event that the named executive voluntarily terminates his employment, due to disability as defined in the CONSOL Energy Equity Incentive Plan or by CNX Gas or CONSOL Energy, as applicable, without “cause,” the non-vested portion of any stock option will be deemed cancelled on the termination date and the vested portion, if any, of the stock option as of the date of such termination will remain exercisable for the lesser of a period of 90 days following termination or until the expiration date of the stock option. Notwithstanding the previous section, if such termination occurs on or after the date the named executive has reached the age of 55 by reason of an “early retirement” or “incapacity retirement” as defined in the Pension Plan (or any successor plan), then in that event the non-vested portion of the stock option will continue to vest and become exercisable in the ordinary course and will remain exercisable until the stock option’s expiration date. If the named executive’s employment is terminated by reason of a “normal retirement,” as defined in the Pension Plan (or any successor plan), the non-vested portion of the stock option will vest in its entirety on the effective date of the named executive’s retirement and the stock option will remain exercisable until its expiration date.

In the event that employment with CNX Gas or CONSOL Energy, as applicable, is terminated by reason of a reduction in force, the non-vested portion of a stock option will continue to vest and become exercisable in accordance with the vesting schedule set forth above, and will remain exercisable until the expiration date. In the event that the named executive’s employment is terminated by reason of death, the non-vested portion of the stock option will vest in its entirety immediately upon the date of death and will remain exercisable for the lesser of a period of three years following death or the expiration date.

CONSOL Energy Restricted Stock Units.    All shares subject to restricted stock unit awards will vest (i.e., will not be subject to forfeiture as the result of employment termination) upon the occurrence of any of the following events and will be delivered on the termination date, or as soon as administratively practical thereafter (but in no event later than 15th day of third month following that date):

•	termination of employment on or after age 62;

•

termination of employment on or after completion of at least one year of continuous service with the Company from the award date and the attainment of age 55 under circumstances which also satisfy the criteria for either “early retirement” or “incapacity retirement” under the Pension Plan, as in effect at that time; or

•	termination of employment by reason of death or as part of a reduction in force.

In no event will any shares vest in the event employment is terminated for “cause” as defined in the CONSOL Energy Equity Incentive Plan (see below) or if a named executive leaves employment for any reason other than in connection with one of the special vesting events specified above.

In addition, if employment is terminated for “cause” or the named executive breaches non-competition or proprietary information covenants (see below), then, in addition to awards being cancelled with respect to any unvested shares, the named executive also forfeits all of his right, title and interest in and to any shares which have vested under existing awards and which are held by him at that time or are otherwise subject to deferred issuance. In addition, to the extent a named executive has sold any of his vested shares within the six month period ending with the date of the named executive’s termination for “cause” or breach of the non-competition or proprietary information covenants or at any time thereafter, then the named executive is required to repay, within 10 days after receipt of written demand, the cash proceeds received upon each such sale, provided the demand is made within one year after the date of that sale.

Definitions under the Change-in-Control Severance Agreements and CONSOL Energy Equity Incentive Plan.

The following definitions and provisions are set forth in the CONSOL Energy Equity Incentive Plan:

“Cause” is defined, unless otherwise defined in the applicable award agreement, as a determination by the CONSOL Energy compensation committee that a person has committed an act of embezzlement, fraud, dishonesty or breach of fiduciary duty to the CONSOL Energy, deliberately and repeatedly violated the rules of CONSOL Energy or the valid instructions of the CONSOL Energy Board or an authorized officer of CONSOL Energy, made any unauthorized disclosure of any of the material secrets or confidential information, or engaged in any conduct that could reasonably be expected to result in material loss, damage or injury to CONSOL Energy.

“Disability” is defined, unless otherwise defined in the applicable award agreement, as an award recipient’s inability, because of physical or mental incapacity or injury (that has continued for a period of at least 12 consecutive calendar months) to perform for CONSOL Energy or an affiliate of CONSOL Energy substantially the same services as he or she performed prior to incurring the incapacity or injury.

“Change in Control” and Restrictive Covenant Provisions—CONSOL Energy Stock Options and Restricted Stock Units.

All stock options and restricted stock units, whether or not vested, may, in the CONSOL Energy Board’s discretion and authority, vest upon a “change in control,” which is defined under the CONSOL Energy Equity Incentive Plan as, (unless otherwise defined in the applicable award agreement), the earliest to occur of:

•

any one person (other than CONSOL Energy, any trustee or other fiduciary holding securities under an employee benefit plan of CONSOL Energy, and any corporation owned, directly or indirectly, by the shareholders of CONSOL Energy in substantially the same proportions as their ownership of CONSOL Energy stock), or more than one person acting as a group, is or becomes the beneficial owner of shares that, together with the shares held by that person or group, possess more than 50% of the total fair market value or total voting power of CONSOL Energy’s shares;

•

a majority of members of the CONSOL Energy Board is replaced during any 12 month period by directors whose appointment or election is not endorsed by a majority of the members of the CONSOL Energy Board prior to the date of the appointment or election; or

•	the sale of all or substantially all of CONSOL Energy’s assets.

However, in the event the accelerated vesting of the awards, either alone or together with any other payments or benefits to which the named executive may otherwise become entitled from CONSOL Energy in connection with the “change in control” would, in CONSOL Energy’s good faith opinion, be deemed to be a parachute payment under Section 280G of the Code (or any successor provision), then, unless any agreement between the named executive and CONSOL Energy provides otherwise, the number of options/restricted stock units which vest on this accelerated basis will be reduced to the extent necessary to assure, in CONSOL Energy’s good faith opinion, that no portion of the accelerated award will be considered such a parachute payment.

All stock option and restricted stock unit awards contain a covenant regarding confidential information and trade secrets, pursuant to which the recipient must agree, at any time during or after his or her employment, not to disclose or use for his or any other person or entity’s own benefit or purposes, other than CONSOL Energy and its affiliates, any proprietary confidential information or trade secrets, which are unique to CONSOL Energy and not generally known to the industry or the public. In addition, upon termination with CONSOL Energy for any reason, the award recipient must immediately return all materials relating to the business, excluding personal notes, notebooks and diaries, and cannot retain or use for their own account at any time any trade names, trademarks or other proprietary business designation used or owned in connection with the business of CONSOL Energy or its affiliates

“Cause” is defined under the Change-in-Control severance agreements to mean a determination by the Board that the executive has been convicted of or pled guilty or nolo contendere to any felony or misdemeanor involving embezzlement, fraud or theft, or has wrongly disclosed material confidential information of the Company, its subsidiaries and affiliates, has intentionally violated any express provisions of the Company’s Employee Code of Business Conduct and Ethics or has intentionally failed or refused to perform any of his material assigned duties for the Company and such failure or refusal has been harmful to the Company.

The Change-in-Control severance agreements define a “Change-in-Control” with respect to the Company to be the following:

(i) the acquisition by any individual, entity or group (within the meaning of section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 25% of the combined voting power of the then outstanding voting stock of the Company; provided, however, that for purposes of this clause (i), the following acquisitions will not constitute a Change-in-Control: (A) any issuance of voting stock of the Company directly from the Company that is approved by the Incumbent Board (as defined in clause (ii) below), (B) any acquisition by the Company of voting stock of the Company, (C) any acquisition of voting stock of the Company by any employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary, (D) any acquisition of voting stock of the Company by an underwriter holding securities of the Company in connection with a public offering thereof, (E) any acquisition of voting stock by CONSOL Energy and/or its subsidiaries, or (F) any acquisition of voting stock of the Company by any person or entity pursuant to a Business Combination that complies with clauses (A), (B), (C) of clause (iii) below;

(ii) other than at a time when CONSOL Energy and/or its subsidiaries beneficially own more than 50% of the total voting stock, individuals who constitute the Board as of the effective date of the Change-in-Control severance agreement (the “Incumbent Board,” as modified by this clause (ii)), cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to such date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least two thirds of the directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) will be deemed to have then been a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person or entity other than the Board;

(iii) consummation of a reorganization, merger or consolidation of the Company or a sale or other disposition (whether by sale, taxable or nontaxable exchange, formation of a joint venture or otherwise) of all or substantially all of the assets of the Company, or other transaction involving the Company (each, a “Business Combination”), unless, in each case, immediately following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners of voting stock of the Company immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding shares of voting stock of the entity resulting from such Business Combination or any direct or indirect parent corporation thereof (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries), (B) no person or entity, other than the Company and/or CONSOL Energy and/or its subsidiaries, beneficially owns 25% or more of the combined voting power of the then outstanding shares of voting stock of the entity resulting from such Business Combination or any direct or indirect parent corporation thereof (disregarding all “acquisitions” described in subsections (A)—(C) of clause (i)), and (C) other than at a time when CONSOL Energy and/or its subsidiaries beneficially own more than 50% of the total voting stock, at least a majority of the members of the board of directors of the entity resulting from such Business Combination or any direct or indirect parent corporation thereof were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(iv) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company, except pursuant to a Business Combination that complies with clauses (A), (B) and (C) of clause (iii).

The Change-in-Control severance agreements further define a Change-in-Control to include any Change-in-Control of CONSOL Energy, which is defined as follows:

(i) the acquisition after the date hereof by any person or entity of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934) of more than 25% of the combined voting power of the then outstanding voting stock of CONSOL Energy; provided, however, that for purposes of this clause (i), the following acquisitions will not constitute a Change-in-Control: (A) any issuance of voting stock of CONSOL Energy directly from CONSOL Energy that is approved by the Incumbent Board of CONSOL Energy (as defined in clause (ii) below), (B) any acquisition by CONSOL Energy and/or its subsidiaries of voting stock of CONSOL Energy, (C) any acquisition of voting stock of CONSOL Energy by any employee benefit plan (or related trust) sponsored or maintained by CONSOL Energy and/or its subsidiaries, (D) any acquisition of voting stock of CONSOL Energy by an underwriter holding securities of CONSOL Energy in connection with a public offering thereof, or (E) any acquisition of voting stock of CONSOL Energy by any person or entity pursuant to a Business Combination that complies with clauses (A), (B), (C) of clause (iii) below;

(ii) individuals who constitute the CONSOL Energy board of directors (the “Incumbent Board of CONSOL Energy,” as modified by this clause (ii)), cease for any reason to constitute at least a majority of the CONSOL Energy board of directors; provided, however, that any individual becoming a director subsequent to such date whose election, or nomination for election by the CONSOL Energy stockholders, was approved by a vote of at least two thirds of the directors then comprising the Incumbent Board of CONSOL Energy (either by a specific vote or by approval of the proxy statement of CONSOL Energy in which such person is named as a nominee for director, without objection to such nomination) will be deemed to have then been a member of the Incumbent Board of CONSOL Energy, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person or entity other than the CONSOL Energy board;

(iii) consummation of a reorganization, merger or consolidation of CONSOL Energy, a sale or other disposition (whether by sale, taxable or nontaxable exchange, formation of a joint venture or otherwise) of all or substantially all of the assets of CONSOL Energy, or other transaction involving CONSOL Energy (each, a “Business Combination of CONSOL Energy”), unless, in each case, immediately following such Business Combination of CONSOL Energy, (A) all or substantially all of the individuals and entities who were the beneficial owners of voting stock of CONSOL Energy immediately prior to such Business Combination of CONSOL Energy beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding shares of voting stock of the entity resulting from such Business Combination of CONSOL Energy or any direct or indirect parent corporation thereof (including, without limitation, an entity which as a result of such transaction owns CONSOL Energy or all or substantially all of CONSOL Energy’s assets either directly or through one or more subsidiaries), (B) no person or entity, other than CONSOL Energy beneficially owns 25% or more of the combined voting power of the then outstanding shares of voting stock of the entity resulting from such Business Combination of CONSOL Energy or any direct or indirect parent corporation thereof (disregarding all “acquisitions” described in subsections (A)—(C) of clause (i)), and (C) at least a majority of the members of the board of directors of the entity resulting from such Business Combination of CONSOL Energy or any direct or indirect parent corporation thereof were members of the Incumbent Board of CONSOL Energy at the time of the execution of the initial agreement or of the action of the CONSOL Energy board providing for such Business Combination of CONSOL Energy; or

(iv) approval by the stockholders of CONSOL Energy of a complete liquidation or dissolution of CONSOL Energy, except pursuant to a Business Combination of CONSOL Energy that complies with clauses (A), (B) and (C) of clause (iii).

“Disability” is defined under the Change-in-Control severance agreements to mean the executive becomes permanently disables within the meaning of, and begins to actually receive benefits pursuant to, the long-term disability plan in effect for, and applicable to, the executive.

ACCOUNTANTS AND AUDIT COMMITTEE

Audit Committee Report.

Dear Stockholder:

The Audit Committee has reviewed and discussed with management of CNX Gas and Ernst & Young, LLP (“E&Y”), the independent registered public accounting firm serving as the independent auditor of CNX Gas for the fiscal year-ended December 31, 2009, the audited financial statements of CNX Gas as of, and for the fiscal year ended, December 31, 2009, including the fiscal year ended December 31, 2008, and the fiscal year ended December 31, 2007 (the “Audited Financial Statements”). In addition, we have discussed with E&Y the matters required to be discussed by Statement on Auditing Standards No. 114 effective December 15, 2006 (Communication with Audit Committees).

The Audit Committee also has received the written disclosures and the letter from E&Y required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with that firm its independence from CNX Gas. The committee also discussed with management of CNX Gas and E&Y such other matters and received such assurances from them as we deemed appropriate.

As noted in the proxy statement in the table showing fees billed by E&Y, E&Y did not provide any non-audit services to CNX Gas during 2009 or 2008 and hence there was no impact in this regard on E&Y’s independence.

Management is responsible for CNX Gas’ internal controls and the financial reporting process. E&Y is responsible for performing an independent audit of CNX Gas’ financial statements and of its internal control over financial reporting in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

Based on the foregoing monitoring and oversight process, discussions with management and a review of the report of E&Y with respect to the audited financial statements, and relying thereon, the committee has recommended to the Board the inclusion of the audited financial statements in CNX Gas’ Annual Report on Form 10-K for the year ended December 31, 2009 for filing with the SEC.

The Audit Committee has considered the requirements of the Sarbanes-Oxley Act of 2002 with respect to the responsibilities of audit committees of public companies. The Audit Committee and Board of CNX Gas are committed to compliance with all provisions of that statute and related regulations. Actions will be taken by the Audit Committee and the Board as statutory and regulatory provisions become effective for CNX Gas and for audit committees and independent auditors generally.

MEMBERS OF THE COMMITTEE:

John R. Pipski, Chairman

Philip W. Baxter

Raj K. Gupta

(The foregoing Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing of CNX Gas under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that CNX Gas specifically incorporates the Report by reference therein.)

Independent Registered Public Accounting Firm.    E&Y was the independent registered public accounting firm selected by CNX Gas’ Audit Committee as the independent auditor for the fiscal year ended December 31, 2009.

The following table presents fees billed for professional audit services rendered by E&Y and PricewaterhouseCoopers LLP (“PwC”), with respect to 2009 and 2008, for the audit of CNX Gas’ annual financial statements for the year ended December 31, 2008, and fees for other services rendered by E&Y and PwC during those periods. Except as set forth below, CNX Gas paid all such fees.

	2009(E&Y)	2009(PwC)	2008(E&Y)	2008(PwC)
Audit Fees	$605,890	$22,095	$524,364	$122,498
Audit-Related Fees	—	—	—	—
Tax Fees	—	—	—	—
All Other Fees	—	—	—	—

Total	$605,890	$22,095	$524,364	$122,498

As used above, the following terms have the meanings set forth below:

Audit Fees.    The fees for professional services rendered for the audit of CNX Gas’ annual financial statements, for Sarbanes-Oxley attestation procedures, for the review of the financial statements included in CNX Gas’ Quarterly Reports on Form 10-Q and for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements, including registration statements on Form S-8, to the extent applicable to CNX Gas in 2009 and 2008.

Audit-Related Fees.    The fees for assurance and related services that are reasonably related to the performance of the audit or review of CNX Gas’ financial statements.

Tax Fees.    The fees for professional services rendered for tax compliance, tax advice, and tax planning.

All Other Fees.    The fees for products and services provided, other than for the services reported under the headings “Audit Fees,” “Audit-Related Fees” and “Tax Fees.”

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services.    The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. On February 13, 2006, the Audit Committee adopted a formal policy for the pre-approval of services provided by the independent registered public accounting firm. All of the services relating to the Audit-Related Fees described above were provided under the direction of CONSOL Energy at the request of CNX Gas pursuant to the Services Agreement and were pre-approved in accordance with the pre-approval policy and procedures adopted by CONSOL Energy’s Audit Committee. All of the services relating to the Audit Fees for the year ended December 31, 2009 described above were pre-approved by the CNX Gas Audit Committee in accordance with its pre-approval policy.

Changes in the Company’s Independent Registered Public Accounting Firm.    As previously disclosed, on February 25, 2008, CNX Gas dismissed PwC as the Company’s independent registered public accounting firm. The Audit Committee of the Board of Directors of the Company approved the dismissal of PwC.

The reports of PwC on the consolidated financial statements of the Company for the years ended December 31, 2007 and 2006 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the years ended December 31, 2007 and 2006 and through the date of dismissal, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of PwC, would have caused it to make reference thereto in its reports on the financial statements of the Company for such years. During the years ended December 31, 2007 and 2006, and through the date of dismissal, there were no “reportable events” as defined under Item 304(a)(1)(v) of Regulation S-K.

The Company previously provided PwC with a copy of the disclosures it is making herein in response to Item 304(a) of Regulation S-K, and requested that PwC furnish the Company with a letter addressed to the Securities and Exchange Commission, pursuant to Item 304(a)(3) of Regulation S-K, stating whether or not it agreed with the statements related to PwC made by the Company. A copy of PwC’s letter to the SEC dated February 25, 2008 is attached as Exhibit 16.1 to the Company’s Current Report on Form 8-K, file number 001-32723, filed February 25, 2008.

Also on February 25, 2008, the Audit Committee approved the selection of E&Y, effective immediately, as the Company’s new independent registered public accounting firm.

During the years ended December 31, 2007 and 2006, and through the date of dismissal, neither the Company, nor anyone on its behalf, consulted E&Y regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to the financial statements of the Company, and neither a written report was provided to the Company or oral advice was provided that E&Y concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in paragraph 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as defined in paragraph 304(a)(1)(v) of Regulation S-K).

PROPOSAL #2—RATIFICATION OF THE ANTICIPATED APPOINTMENT OF INDEPENDENT AUDITOR

The Audit Committee anticipates appointing Ernst & Young LLP as the independent registered public accounting firm to serve as the independent auditor for CNX Gas in respect of the fiscal year ended December 31, 2010. The Audit Committee recommends that the stockholders of CNX Gas ratify this anticipated appointment.

The affirmative vote of the majority of the shares present in person or represented by proxy at the Annual Meeting and voting on the proposal shall constitute ratification of the anticipated appointment of Ernst & Young LLP. If the stockholders of CNX Gas do not ratify the anticipated appointment of Ernst & Young LLP, the appointment of an independent registered public accounting firm to serve as the independent auditor for the fiscal year ending December 31, 2010 will be reconsidered by the Audit Committee.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to address the meeting and respond to appropriate questions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

THAT YOU VOTE “FOR” THE RATIFICATION OF THE ANTICIPATED APPOINTMENT OF

ERNST & YOUNG LLP AS THE INDEPENDENT AUDITOR FOR THE FISCAL YEAR

ENDING DECEMBER 31, 2010.

STOCKHOLDER PROPOSALS

Stockholder Proposals for Inclusion in Next Year’s Proxy Statement.    Any proposal submitted by a stockholder for inclusion in the proxy statement for the annual meeting to be held in 2011 must (a) conform to the requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934 and (b) be received by the Corporate Secretary of CNX Gas no later than December 1, 2010 (under Rule 14a-8, the proposal must be received at least 120 days in advance of the one-year anniversary of mailing date of the proxy statement for the prior annual meeting—in this case, March 30, 2011). Any such proposal should be addressed to the Corporate Secretary, CNX Gas Corporation, CNX Center, 1000 CONSOL Energy Drive, Canonsburg, Pennsylvania 15317.

General Information Regarding the Content of Proposals.    Stockholders desiring to nominate persons for election to the Board or propose other business for consideration by the stockholders at an annual meeting must comply with the advance notice provisions of the Company’s Bylaws. Pursuant to the Bylaws, such nominations or other business (which must be a proper subject for stockholder action) must be delivered to the Corporate Secretary of the Company at the principal executive offices of the Company not later than the close of business on the 90th day nor earlier than the 120th day prior to the first anniversary of the preceding year’s annual meeting of stockholders. Stockholders should review the Bylaws for the different delivery requirements that apply if the annual meeting is more than 30 days before or 60 days after such anniversary date. Director nominations must be accompanied by a statement of the nominee indicating willingness to be named in the proxy as a nominee (if so desired), a statement by the nominee indicating willingness to serve if elected, a statement disclosing the principal occupations or employment of the nominee during the past five years, and otherwise include the information required by Regulation 14A under the Securities Exchange Act of 1934 and Rule 14a-11 promulgated thereunder. All other proposals must include a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of CNX Gas, the language of the proposed amendment), the reasons for conducting such business at the annual meeting and any material interest in such business of the proposing stockholder. All proposals and nominations must include evidence of the proposing stockholder’s ownership of CNX Gas stock (which includes, (1) the name and address of the proposing stockholder as it appears on CNX Gas’ books, and of such beneficial owner, (2) the class and number of shares of capital stock of CNX Gas which are owned beneficially and of record by the stockholder and beneficial owner, (3) a representation that the stockholder is a holder of record of stock of CNX Gas entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination, and (4) a representation whether the stockholder or beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of CNX Gas’ outstanding capital stock required to elect the nominee and/or (b) to otherwise solicit proxies from stockholders in support of such nomination).

“Householding” of Proxy Materials.    The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two (2) or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. CNX Gas and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once stockholders have received notice from their broker or CNX Gas that materials will be sent in the householding manner to the stockholder’s address, householding will continue until otherwise notified or until the stockholder revokes such consent. If, at any time, stockholders no longer wish to participate in householding and would prefer to receive a separate proxy statement, they should notify their broker if shares are held in a brokerage account or CNX Gas if holding registered shares. CNX Gas will deliver promptly upon written or oral request a separate copy of the annual report or proxy statement, as applicable, to a stockholder at a shared address to which a single copy of the documents was delivered. Any such notice should be addressed to the Investor Relations department of CNX Gas Corporation, CNX Center, 1000 CONSOL Energy Drive, Canonsburg, Pennsylvania 15317, or notice may be given by calling CNX Gas at (724) 485-4000 (i) to receive a separate copy of an annual report or proxy statement for this meeting, (ii) to receive separate copies of those materials for future meetings, or (iii) if the stockholder shares an address and wishes to request delivery of a single copy of annual reports or proxy statements if now receiving multiple copies of annual reports or proxy statements.

OTHER MATTERS

The Board knows of no other proposals that may properly be presented for consideration at the Annual Meeting but, if other matters do properly come before the Annual Meeting, and provided you fill out the enclosed proxy card and return it, thereby consenting to be represented at the Annual Meeting by proxy, the persons named in the proxy will vote your shares in accordance with the recommendations of the Board, and in accordance with their best judgment on any other matters that may properly come before the Annual Meeting.

By Order of the Board of Directors

of CNX Gas Corporation

CNX Gas Corporation c/o Corporate Election Services P.O. Box 1150 Pittsburgh, PA 15230-1150	VOTE BY TELEPHONE
Have your proxy card available when you call Toll-Free 1-888-693-8683 using a touch-tone phone and follow the simple instructions to record your vote.
VOTE BY INTERNET
Have your proxy card available when you access the website www.cesvote.com and follow the simple instructions to record your vote.
VOTE BY MAIL
Please mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to: Corporate Election Services, P.O. Box 535450, Pittsburgh, PA 15253.

Vote by Telephone	Vote by Internet	Vote by Mail
Call Toll-Free using a touch-tone telephone: 1-888-693-8683	Access the Website and cast your vote: www.cesvote.com	Return your proxy in the postage-paid envelope provided

Vote 24 hours a day, 7 days a week!

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

Proxy card must be signed and dated below.

ò Please fold and detach card at perforation before mailing. ò

CNX Gas Corporation

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 4, 2010

PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints J. Brett Harvey and P. Jerome Richey and each of them, proxies with power of substitution to vote on behalf of the undersigned all shares which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of CNX Gas Corporation on May 4, 2010 and any adjournments thereof, with all powers that the undersigned would possess if personally present, with respect to the matters referred to on this Proxy. A majority of the proxies or substitutes present at the meeting may exercise all power granted hereby.

Dated: , 2010

______________________________________________________
Signature

______________________________________________________
Signature
Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, trustee, administrator, or guardian, please give full title as such.

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.

YOUR VOTE IS IMPORTANT

Please sign and date this proxy card and return it promptly in the enclosed postage-paid envelope, or otherwise to Corporate

Election Services, P.O. Box 535450, Pittsburgh, PA 15253, so

your shares may be represented at the Annual Meeting.

òPlease fold and detach card at perforation before mailing. ò

This Proxy when properly executed will be voted in the manner directed herein. If no direction is made, this Proxy will be voted FOR the election of nominees in Proposal 1 and FOR the ratification of the appointment of independent auditor in Proposal 2; and the proxies are authorized, in accordance with their judgment, to vote upon such other matters as may properly come before the meeting and any adjournments thereof.

1.	Election of Directors.

❑ FOR all nominees listed below	❑ WITHHOLD AUTHORITY
(except as marked to the contrary below*)	to vote for all nominees listed below

Nominees:	(1) J. Brett Harvey	(2) Philip W. Baxter	(3) Raj K. Gupta	(4) John R. Pipski
*INSTRUCTIONS: To withhold authority to vote for any such nominee(s), write the name(s) of the nominee(s) on the line below:

2.	Ratification of the Anticipated Appointment of Ernst & Young LLP as Independent Auditor for 2010.

❑ FOR	❑ AGAINST	❑ ABSTAIN

❑  Please check this box if you plan to attend the Annual Meeting of Stockholders.

CONTINUED ON REVERSE SIDE